 Ex-2

AGREEMENT AND PLAN OF REORGANIZATION

By and Among

INVESTORS REAL ESTATE TRUST,

IRET, INC.

AND

T. F. JAMES COMPANY

DATE:  JANUARY 31, 2003

ARTICLE 1
DEFINITIONS

ARTICLE 2
THE MERGER
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
SHAREHOLDERS
3.1	Organization................................................................................................	24
3.2	Capitalization...............................................................................................	24
3.3	Due Authorization.......................................................................................	24
3.4	No Breach..................................................................................................	24
3.5	Clear Title...................................................................................................	25
3.6	Condition of Assets.....................................................................................	25
3.7	Litigation.....................................................................................................	25
3.8	Labor Matters.............................................................................................	25

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(continued)

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF IRET AND THE MERGER
SUBSIDIARY
4.1	Organization................................................................................................	39

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(continued)

		Page
4.2	Due Authorization.......................................................................................	40
4.3	No Breach..................................................................................................	40
4.4	Merger Subsidiary.......................................................................................	40
4.5	Investment Representations.........................................................................	40
4.6	Brokers.......................................................................................................	40
4.7	Articles of Incorporation and Bylaws...........................................................	41
4.8	Capitalization and Issuance of the IRET Shares............................................	41
4.9	SEC Reports..............................................................................................	41
4.10	No Consent Required.................................................................................	41

ARTICLE 5
PERFORMANCE AND COVENANTS PENDING CLOSING
5.1	Access to Information.................................................................................	42
5.2	Conduct of Business....................................................................................	42
5.3	Encumbrances.............................................................................................	42
5.4	Pay Increases..............................................................................................	43
5.5	Restrictions on New Contracts....................................................................	43
5.6	Preservation of Business..............................................................................	43
5.7	Payment and Performance of Obligations.....................................................	43
5.8	Restrictions on Sale of Assets......................................................................	43
5.9	Prompt Notice............................................................................................	43
5.10	Consents.....................................................................................................	44
5.11	Copies of Documents..................................................................................	44
5.12	Standstill Covenant......................................................................................	44
5.13	Accounts Receivable and Payable...............................................................	44
5.14	Shareholder Guarantees..............................................................................	44
5.15	Insurance.....................................................................................................	45
5.16	Filing Reports and Making Payments...........................................................	45
5.17	Capital Expenditures...................................................................................	45
5.18	[THIS SECTION INTENTIONALLY OMITTED]...................................	45
5.19	Litigation.....................................................................................................	45

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(continued)

ARTICLE 6
MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS
6.1	Proceedings.................................................................................................	49
6.2	Consents and Approvals.............................................................................	49
6.3	Stockholder Approval.................................................................................	50
6.4	Tax-Deferred Reorganization.......................................................................	50

ARTICLE 7
ADDITIONAL CONDITIONS PRECEDENT TO IRET'S AND THE MERGER
SUBSIDIARY OBLIGATIONS
7.1	Accuracy of Representations and Warranties..............................................	50
7.2	Compliance with Covenants and Agreements..............................................	50

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(continued)

		Page
7.3	No Material Adverse Change.....................................................................	50
7.4	Condition of Assets....................................................................................	51
7.5	Judgments; Conduct of Business.................................................................	51
7.6	Approval by Counsel.................................................................................	51
7.7	Legal Opinion............................................................................................	51
7.8	Resignation of Directors and Officers..........................................................	51
7.9	Corporate Action.......................................................................................	51
7.10	Non-Competition Agreements....................................................................	51
7.11	Schedule of Transactional Expenses...........................................................	51
7.12	Dissenting Stockholders.............................................................................	51

ARTICLE 8
ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
COMPANY
8.1	Accuracy of Representations and Warranties...............................................	52
8.2	Compliance with Covenants and Agreements...............................................	52
8.3	Approval by Counsel..................................................................................	52
8.4	Legal Opinion.............................................................................................	52
8.5	Securities Laws...........................................................................................	52
8.6	Release of Shareholder Guarantees..............................................................	52
8.7	Private Letter Ruling....................................................................................	52

ARTICLE 9
INDEMNIFICATION
9.1	Indemnification by the Shareholders............................................................	52
9.2	Indemnification by IRET.............................................................................	54
9.3	Procedure for Indemnification.....................................................................	54
9.4	Dispute Resolution.....................................................................................	56

ARTICLE 10
REGISTRATION AND SALE OF IRET SHARES
10.1	Reservation of IRET Shares.......................................................................	58
10.2	Registration of IRET Shares.......................................................................	58

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(continued)

		Page
10.3	Procedures for Sale of Shares Under Registration Statement.......................	62
10.4	Limitation on Resale..................................................................................	63
10.5	Representations and Warranties.................................................................	63

ARTICLE 11
PERFORMANCE FOLLOWING THE CLOSING DATE
11.1	Further Acts and Assurances......................................................................	65
11.2	Injunctive Relief.........................................................................................	65
11.3	Guarantees.................................................................................................	65
11.4	Employee Retention...................................................................................	66
11.5	Tax Matters...............................................................................................	66
11.6	Use of T. F. James Name..........................................................................	68
11.7	Post-Closing Audit....................................................................................	68
11.8	Payment of Employee Compensation Accruals...........................................	69

ARTICLE 12
TERMINATION
12.1	Termination................................................................................................	69
12.2	Return of Documents and Nondisclosure....................................................	69

ARTICLE 13
MISCELLANEOUS
13.1	Survival of Representations and Warranties, Covenants and Agreements.....	70
13.2	Preservation of and Access to Records......................................................	70
13.3	Cooperation..............................................................................................	70
13.4	Public Announcements...............................................................................	70
13.5	Notices.....................................................................................................	71
13.6	Entire Agreement.......................................................................................	71
13.7	Remedies..................................................................................................	71
13.8	Amendments.............................................................................................	72
13.9	Successors and Assigns.............................................................................	72
13.10	Fees and Expenses....................................................................................	72
13.11	Governing Law and Jurisdiction.................................................................	72
13.12	Counterparts and Facsimile Signature.........................................................	73

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(continued)

		Page
13.13	Headings...................................................................................................	73
13.14	Scope of Agreement..................................................................................	73
13.15	Number and Gender..................................................................................	73
13.16	Severability................................................................................................	73
13.17	Parties in Interest.......................................................................................	73
13.18	Waiver......................................................................................................	73
13.19	Construction..............................................................................................	74
13.20	Specific Performance.................................................................................	74
13.21	Supplementation of Schedules....................................................................	74

-vii-

AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 31st day of January, 2003, by and among Investors Real Estate Trust, a real estate investment trust organized under the laws of the State of North Dakota ("IRET"), IRET, Inc. , a North Dakota corporation and a wholly-owned first-tier subsidiary of IRET (the "Merger Subsidiary"), and T. F. James Company, an Iowa corporation (the "Company").  TheShareholders (as defined in Article 1 of this Agreement) join in this Agreement for the sole purposes of (i) making the representations and warranties set forth in Section 10.5 hereof, and (ii) to covenant the indemnification of IRET and the Merger Subsidiary as set forth in Article 9 hereof.  IRET, IRET, Inc. and the Company may be referred to herein individually as a "Party ," and collectively, as the "Parties."

RECITALS

           A.        The Company, IRET and the Merger Subsidiary have agreed to enter into a merger transaction upon the terms and subject to the conditions of this Agreement and in accordance with (i) the North Dakota Business Corporation Act (the "NDBCA"), and (ii) the Iowa Business Corporation Act (the "IBCA"), pursuant to which the Company will merge with and into the Merger Subsidiary (the "Merger ") and the stockholders of the Company will convert their equity holdings in the Company into shares of beneficial interest (the functional equivalent of common stock) of IRET in accordance with the provisions of Article 2 hereof.

           B.        The Board of Directors of the Company has determined that the Merger is in the best interests of the Company and its stockholders, and has approved and adopted this Agreement, the Merger and the Transactions contemplated hereby.

           C.        IRET has (i) approved and adopted this Agreement on behalf of IRET, and (ii) approved the Merger and the Transactions contemplated hereby as the sole stockholder of Merger Subsidiary, by all appropriate and necessary action required under Applicable Law by its trustees.

           D.        The Board of Directors of Merger Subsidiary has approved and adopted this Agreement, the Merger and the Transaction contemplated hereby.

           E.        The Parties intend that the Merger qualify as a tax-deferred reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, for United States federal income tax purposes.

           F.         The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

AGREEMENT

           In consideration of the foregoing Recitals, each of which is hereby incorporated by reference herein as an essential term hereof, and the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IRET, the Merger Subsidiary and the Company agree as follows:

ARTICLE 1

DEFINITIONS

           For purposes of this Agreement, the following terms have the meanings specified:

           "1940 Act" has the meaning set forth in Section 10.5(b) of this Agreement.

           "AAA Rules" has the meaning set forth in Section 9.4(b) of this Agreement.

           "Acquisition Proposal" means any proposal relating to any transaction involving the sale or other transfer of any debt or equity securities of the Company (currently outstanding or to be issued) representing fifty percent (50%) or more of the voting power or equity of the Company, a merger, consolidation or exchange or other similar extraordinary transaction, or a sale or transfer of all or a significant portion of the assets of the Company.

           "Affiliate" when used in reference to a specified Person, means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.

           "Agreement" has the meaning set forth in the preamble to this Agreement.

           "Ancillary Documents" has the meaning set forth in Section 2.3(a)(i) of this Agreement.

           "Applicable Law" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

           "Audit" has the meaning set forth in Section 5.23 of this Agreement.

           "Auditor" has the meaning set forth in Section 11.7 of this Agreement.

           "Balance Sheet" has the meaning set forth in Section 3.12 of this Agreement.

           "Balance Sheet Date" has the meaning set forth in Section 3.12 of this Agreement.

           "Basket Amount" has the meaning set forth in Section 9.1(a) of this Agreement.

           "Benefit Plan" means any and all bonus, stock option, restricted stock, stock purchase, stock appreciation, phantom stock, profit participation, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health, life or dental insurance, death benefit, incentive, welfare and/or other benefit, compensation and/or retirement plan, policy, arrangement and/or Contract maintained, sponsored or participated in by the Company.

           "Business" means the development, purchase and operation of commercial (as opposed to residential) real estate properties, and the ongoing management of such real estate properties owned by the Company, including the leasing of premises with such real estate properties to commercial tenants.

           "Certificates" has the meaning set forth in Section 2.12(c) of this Agreement.

           "Closing" has the meaning set forth in Section 2.3 of this Agreement.

           "Closing Balance Sheet" means the balance sheet of the Company as of the Closing Date.

           "Closing Certificate" has the meaning set forth in Section 2.16(a) of this Agreement.

           "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended, or rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

           "Commission" means the Securities and Exchange Commission.

           "Company" has the meaning set forth in the preamble to this Agreement.

           "Company Common Stock" means the common stock of the Company, par value $100.00 per share.

           "Competing Business" has the meaning set forth in Section 3.26 of this Agreement.

           "Confidential Information" means any information or compilation of information not generally known to the public or the industry or which a Person has not disclosed to third parties without a written obligation of confidentiality, which is proprietary to a Person, relating to the Person's procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to marketing, merchandising, selling, research, development, purchasing, accounting, engineering, financing, costs, tenants, plans, pricing, billing, needs of tenants and products and services used by tenants, all lists of tenants, contractors and suppliers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, invoices or statements and the like.

           "Confidentiality Agreement" has the meaning set forth in Section 5.33 of this Agreement.

           "Contract" means any agreement, lease of Real Estate, license, contract, obligation, promise, commitment, arrangement, understanding or undertaking, instrument, document (whether written or oral and whether express or implied) of any type, nature or description that is legally binding.  As used herein, the word "Contract" shall be limited in scope if modified by an adjective specifying the type of contract to which this Agreement or a Section hereof refers.

           "Convertible Securities" means any and all securities convertible or exchangeable for (i) any shares of capital stock of the Company, including, without limitation, common stock, or (ii) any Debt Securities.

           "Debt Instruments" has the meaning set forth in Section 3.29 of this Agreement.

           "Debt Securities" means any and all indebtedness issued by or on behalf of the Company which constitutes a security under the Securities Act of 1933, as amended, except for indebtedness reflected in the financial statements of the Company described on Schedule 3.12 hereto.

           "Director Indemnified Parties" has the meaning set forth in Section 5.36(a) of this Agreement.

           "Disclose" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other Person, or in any way to copy, any Confidential Information.

           "Dissenting Shares" has the meaning set forth in Section 2.11(f) of this Agreement.

           "Effective Date" has the meaning set forth in Section 2.4 of this Agreement.

           "Effective Time" has the meaning set forth in Section 2.4 of this Agreement.

           "Encumbrance" means and includes:

          (i)         with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

          (ii)        with respect to any real property (whether and including Owned Real Estate or Leased Real Estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of   third parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

           "Environmental Audit Firm" has the meaning set forth in Section 5.23 of this Agreement.

           "Environmental Laws" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 etseq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 etseq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 etseq.), the Clean Water Act (33 U.S.C. § 1251 etseq.), the Clean Air Act (42 U.S.C. § 7401 etseq.), the Toxic Substances Control Act (15 U.S.C. § 2601 etseq.), the Minnesota Environmental Response and Liability Act (Minn. Stat. Ch. 115B), and the Minnesota Petroleum Tank Release Cleanup Act (Minn. Stat. Ch. 115C), and/or (ii) relating to the protection, preservation or conservation of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Estate Tax Lien Amount" has the meaning set forth in Section 5.27(b) of this Agreement.

           "Estimated Merger Consideration" has the meaning set forth in Section 2.11(c) of this Agreement.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

           "Exchange Agent" has the meaning set forth in Section 2.12(a) of this Agreement.

           "Exchange Price" has the meaning set forth in Section 2.11(c)(ii) of this Agreement.

           "Exchange Ratio" has the meaning set forth in Section 2.11(c)(iii) of this Agreement.

           "Final Order" has the meaning set forth in Section 6.2 of this Agreement.

           "GAAP" means generally accepted accounting principals as adopted and practiced in the United States of America, consistently applied through the periods presented.

           "Governmental Body" means any:

                     (i)         nation, state, county, city, town, village, district or other jurisdiction of any nature;

                     (ii)        federal, state, local, municipal, foreign or other government;

          (iii)       governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

                   (iv)       multinational organization or body; and/or

         (v)        body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

           "Hazardous Materials" means any and all (i) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Environmental Law, and (ii) any of the following, whether or not included in the foregoing:  polychlorinated biphenyls, asbestos in any form or condition, urea- formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known possible carcinogens.

           "IBCA" has the meaning set forth in the Recitals to this Agreement.

           "IRET" has the meaning set forth in the preamble to this Agreement.

           "IRET Shares" has the meaning set forth in Section 4.8 of this Agreement.

           "IRET SEC Reports" has the meaning set forth in Section 4.9 of this Agreement.

           "IRS" means the United States Internal Revenue Service.

           "Indemnified Party" has the meaning set forth in Section 9.3 of this Agreement.

           "Indemnifying Party" has the meaning set forth in Section 9.3 of this Agreement.

           "Independent Accountants" has the meaning set forth in Section 2.16(e) of this Agreement.

           "Injunction" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.

           "Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

(iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hardcopy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible and embodiments thereof (in whatever form or medium).

           "Knowledge" - an individual will be deemed to have "Knowledge" or "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; provided, however, that the Shareholders shall be deemed to have Knowledge of all matters regarding the Company of which the Company's directors, officers, or any of the management employees of the Company have Knowledge.

           "Leased Real Estate" has the meaning set forth in Section 3.17 of this Agreement.

           "Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

           "Loss" or "Losses" has the meaning set forth in Section 9.1 of this Agreement.

           "Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, Liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole; provided , however, a Material Adverse Change or a Material Adverse Effect shall not be deemed to have occurred solely as a result of (i) adverse conditions, economic or otherwise, in the industry in which the Company operates, or (ii) adverse general economic conditions which affect a national, regional or local economy.

           "Merger" has the meaning set forth in the Recitals to this Agreement.

           "Merger Consideration" has the meaning set forth in Section 2.11(c)(i) of this Agreement.

           "Merger Consideration Adjustment" has the meaning set forth in Section 2.16(a)(ii) of this Agreement.

           "Merger Consideration Calculation" has the meaning set forth in Section 2.16(a) of this Agreement.

           "Merger Subsidiary" has the meaning set forth in the preamble to this Agreement.

           "Mortgages" has the meaning set forth in Section 3.16 of this Agreement.

           "Mutual Release" has the meaning set forth in Section 2.3(a)(ix) of this Agreement.

           "NDBCA" has the meaning set forth in the Recitals to this Agreement.

           "Operating Contracts" has the meaning set forth in Section 3.16 of this Agreement.

           "Ordinary Course of Business" means an action taken by a Person only if:

          (i)         such action is consistent with the past practices of such Person and is taken in the ordinary course of  the normal day-to-day operations of such Person; and

          (ii)        such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons constituting a governing body of a Person exercising similar authority).

           "Organizational Documents" means, with respect to (i) a Person which is a corporation, its charter or articles, by-laws, all initial authorizing minutes of its incorporator and its board of directors, all voting trusts and similar arrangements applicable to any of its capital stock, (ii) a Person that is a Partnership, its agreement and certificate of partnership, any agreement among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof), and (iii) a trust, the trust indenture under state law, the acceptance of trust, and any initial authorizations and actions of its trustee(s).

           "Overlap Period" has the meaning set forth in Section 11.5(b) of this Agreement.

           "Owned Real Estate" has the meaning set forth in Section 3.17 hereof.

           "Party" or "Parties" has the meaning set forth in the preamble to this Agreement, as supplemented by the provisions of Section 13.19 of this Agreement.

           "Payment Agent" shall mean Olsen, Thielen & Co., Ltd., Certified Public Accountants.

           "PCBs" has the meaning set forth in Section 3.28(f) of this Agreement.

           "Permits" means all right, title and interest in and to any permits, licenses, filings, authorizations, approvals, or indicia of authority (and any pending applications for approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Body.

           "Permitted Encumbrances" has the meaning set forth in Section 3.17(d) of this Agreement.

           "Person" means any individual, corporation (including any nonprofit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

           "Pre-Closing Period" has the meaning set forth in Section 3.9(b) of this Agreement.

           "Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

           "Prospectus" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a Prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

           "Real Estate" has the meaning set forth in Section 3.17(b) of this Agreement.

           "Registrable Shares" has the meaning set forth in Section 10.2(a) of this Agreement.

           "Registration Effective Period" has the meaning set forth in Section 10.2(c)(i) of this Agreement.

           "Registration Statement" has the meaning set forth in Section 10.2(b) of this Agreement.

           "Related Person" or "Related Persons" means, with respect to a particular individual,

                     (i)         each other member of such individual's Family (as hereafter defined); and

                     (ii)        any Affiliate of one or more members of such individual's Family.

           With respect to a specified Person other than an individual:

                     (i)         any Affiliate of such specified Person; and

          (ii)        each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity).  For purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, (iii) any lineal ancestor or lineal descendant of the individual, or (iv) a trust for the benefit of any of the foregoing.

           "Response Period" has the meaning set forth in Section 2.16(d) of this Agreement.

           "Rights" means any and all outstanding subscriptions, warrants, options, or other arrangements or commitments obligating or which may obligate (with or without notice or passage of time or both) the Company to issue or dispose of any securities of the Company including, without limitation, Convertible Securities, and Debt Securities.

           "Schedules" has the meaning set forth in the introductory paragraph to Article 3 of this Agreement.

           "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

           "Shareholder Guarantee" has the meaning set forth in Section 5.14 of this Agreement.

           "Shareholders" or "Shareholder" means the individuals holding the issued and outstanding shares of common stock of the Company as set forth on Exhibit H to this Agreement in the holding amounts and pro-rata percentages set forth therein.

           "Shareholders' Agreement" has the meaning set forth in Section 2.9 of this Agreement.

           "Shareholders' Representative" has the meaning set forth in Section 11.5(b) of this Agreement.

           "Shares" means the shares of beneficial interest of IRET to be issued, and as issued, to the Shareholders.

           "Special Meeting" has the meaning set forth in Section 2.2(a) of this Agreement.

           "Supplement" has the meaning set forth in Section 13.21 of this Agreement.

           "Surviving Corporation" has the meaning set forth in Section 2.1 of this Agreement.

           "Suspension Notice" has the meaning set forth in Section 10.3(a) of this Agreement.

           "Suspension Right" has the meaning set forth in Section 10.2(c)(iv) of this Agreement.

           "Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Body, together with any interest or penalty relating thereto.

           "Tax Matter(s)" has the meaning set forth in Section 11.5(b) of this Agreement.

           "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including without limitation any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

           "Tenant Leases" has the meaning set forth in Section 3.16 of this Agreement.

           "T. F. James Annuity Obligation" has the meaning set forth in Section 5.38 of this Agreement.

           "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given in writing that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer billing disputes in the Ordinary Course of Business.

           "Transaction" or "Transactions" means the transactions contemplated by this Agreement, the Merger and any transaction contemplated by any other agreement or instrument executed or required to be executed in connection herewith.

           "Transactional Expenses" has the meaning set forth in Section 13.10 of this Agreement.

           "Use" means to appropriate any of the Confidential Information of the Company for the benefit of oneself or any other Person other than the Company.

           "Violation" has the meaning set forth in Section 10.2(e)(i) of this Agreement.

           "Westlake Liquors" means Westlake Liquors, Inc., a Minnesota corporation and a wholly-owned subsidiary of the Company.

ARTICLE 2

THE MERGER

          2.1              The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and the specific provisions of the IBCA and the NDBCA, upon the time when the Articles of Merger are filed with and accepted by the Secretary of State of the State of Iowa and the Secretary of State of the State of North Dakota, or at such other time as the Parties may agree upon in writing, pursuant to Applicable Law, the Company will be merged with and into the Merger Subsidiary.  As a result of the Merger, the separate existence of the Company will cease and the Merger Subsidiary will continue as the surviving corporation of the Merger (the "Surviving Corporation ").

          2.2              Action by Parties.

          (a)               Approval by Stockholders of the Company.  The Company, acting through its Board of   Directors, will, in accordance with Applicable Law and its Organizational Documents, either:  (i) as soon as practicable, duly call, give notice of, convene and hold a special meeting of the stockholders of the Company holding Company Common Stock on the "record date" established by the Company's Board of Directors for the purpose of adopting and approving this Agreement, the Merger and the Transactions (the "Special Meeting "), which approval shall require, by agreement of the Parties, of one-hundred percent (100%) of such Company Common Stock, and  use reasonable commercial efforts to obtain the one-hundred percent (100%) approval necessary for adoption of this Agreement, the Ancillary Documents, the Merger, and the Transactions by the stockholders of the Company at or  pursuant to the Special Meeting, all in accordance with the IBCA, or (ii) obtain the unanimous written consent of the stockholders of the Company holding Company Common Stock in accordance with the IBCA; provided, that the Special Meeting or the consent and the adoption and approval described herein, shall take place and be obtained respectively, as provided in Section 2.2(d) hereof.

          (b)               Approval by the Board of Directors of the Company.  The Company represents that its Board of Directors has (i) determined that this Agreement, the Ancillary Documents, the Merger and the Transactions are in the best interest of the Company and stockholders of the Company, (ii) approved this Agreement, the Ancillary Documents, the Merger, and the Transactions, which approval satisfies in full the requirements of the Company's Organizational Documents and applicable requirements of the IBCA, and (iii) resolved to recommend approval and adoption by the stockholders of the Company of this Agreement, the Ancillary Documents, the Merger and the Transactions to the extent and in a manner required by Applicable Law.

          (c)               Approval by IRET (as the Merger Subsidiary Stockholder) and the Merger Subsidiary.  (i) IRET has approved and adopted this Agreement, the Ancillary Documents, the Merger and the Transactions, on behalf of itself and on behalf of the Merger Subsidiary, as the sole stockholder of the Merger Subsidiary, and (ii) the Board of Directors of the Merger Subsidiary has approved and adopted this Agreement, the Ancillary Documents, the Merger and the Transactions, in each case in accordance with Applicable Law.

          (d)               Approval Dates.  The approvals required by (i) Section 2.2(a) shall occur on or before the Closing Date, and (ii) Sections 2.2(b) and (c) shall have occurred prior to the execution of this Agreement.

          2.3              Closing.  Unless this Agreement is terminated pursuant to the provisions of Article 12 hereof and the Merger and the Transactions have been abandoned, and subject to the satisfaction or, if applicable, waiver of the conditions set forth in Articles 6, 7 and 8 hereof, the closing (the "Closing ") of the Merger will take place on January 31, 2003or at such time and place as the Parties shall mutually agree (the "Closing Date").

          (a)               Documents to be Delivered by or on behalf of the Company ..  At the Closing, the Company shall e xecute, where necessary or appropriate, and deliver to IRET each and all of the following:

          (i)                 A certificate in the form of Exhibit A hereto signed by the Company, and dated as of  the Closing Date, to the effect that the representations and warranties made by the Company in this Agreement (as modified by the Schedules and any Supplement(s)) and in any document, instrument and/or agreement to be executed and/or delivered by the Company pursuant to this

Agreement (collectively, the  "Ancillary Documents" and, individually, an " Ancillary Document") are true and correct in all material respects at and as of the Closing and the Company has performed and complied with all of the covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Company at or prior to the Closing;

          (ii)                 A copy of the (A) Organizational Documents of the Company, and (B) the duly adopted resolutions of the Board of Directors and stockholders of the Company approving this Agreement,  the Ancillary Documents, the Merger and the Transactions certified by the Secretary of the Company;

          (iii)               The fully-executed terminations of each and every Shareholders' Agreement (if required by IRET in Supplement to the provisions of Section 2.9 hereof);

          (iv)               Evidence of payment in full of the T. F. James Annuity Obligation reasonably satisfactory to IRET and the Merger Subsidiary (as described in Section 5.37 hereof);

          (v)                Evidence of the cancellation and termination of all Rights, if any, to purchase shares of Company Common Stock issued and outstanding on the date of this Agreement;

          (vi)               Deposit of the Estate Tax Lien Amount with the Payment Agent as described in Section 5.27(b) a nd Schedule 3.35 hereto;

          (vii)             A duly executed written opinion letter by counsel for the Company dated as of the Closing Date, addressed to IRET, as contemplated by Section 7.7 of this Agreement;

(viii)            Duly executed resignation of thedirectors of the Company, effective as of the Effective Date;

          (ix)               A Mutual Release in the form of Exhibit B hereto duly executed by the Shareholders (the "Mutual Release ");

          (x)                A certificate of good standing for the Company dated within ten (10) days of the Closing Date issued by the Secretary of State of Iowa;

          (xi)             A Share Transfer Restriction Agreement in the form of Exhibit C hereto duly executed by each Shareholder;

          (xii)            The stock certificates of each Shareholder to be exchanged in connection with the Merger; and

          (xiii)           Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

          (b)                Documents to be Delivered by IRET.  At the Closing, IRET shall execute, where necessary or appropriate, and deliver to the Company each and all of the following:

          (i)                  A certificate in the form of Exhibit D hereto signed by a duly authorized officer of IRET, and dated as of the Closing Date, to the effect that the representations and warranties made by IRET in this Agreement and the Ancillary Documents are true and correct in all material respects at and as of the Closing and IRET has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by IRET on or prior to the Closing;

          (ii)                 A copy of the (A) Organizational Documents of IRET, and (B) the duly adopted resolutions of   the Board of Directors of IRET approving this Agreement, the Ancillary Documents, the Merger and the   Transactions certified by the Secretary of IRET;

          (iii)               A copy of the (A) Organizational Documents of the Merger Subsidiary, and (B) the duly adopted resolutions of the Board of Directors and sole stockholder of the Merger Subsidiary approving this Agreement, the Ancillary Documents, the Merger and the Transactions certified by the Secretary of the Merger Subsidiary;

          (iv)               A duly executed written opinion letter by counsel for IRET and the Merger Subsidiary, dated as of the Closing Date, addressed to the Company and the Shareholders, as contemplated by Section 8.4 of this Agreement;

          (v)                A certificate of good standing for IRET dated within ten (10) days of the Closing Date issued by the Secretary of State of North Dakota;

          (vi)               A certificate of good standing for the Merger Subsidiary dated within ten (10) days of the Closing Date issued by the Secretary of State of North Dakota;

          (vii)             A Mutual Release in the form of Exhibit B hereto duly executed by IRET and the Merger Subsidiary;

          (viii)            The IRET Shares, and cash payment for any fractional shares, issuable or payable (as applicable) to the Shareholders as described in Section 2.11(c) and 2.12;

          (ix)               Evidence satisfactory to the Company that Charles Wm. James has been appointed to the Board of Directors of IRET as of the Closing Date and shall serve until the next election of the Board of Directors by the owners of the shares of beneficial interest of IRET; and

          (x)                The non-foreign person affidavit required by Section 1445 of the Code; and

          (xi)                Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

          2.4              Effective Time.  On the Closing Date, the Parties will cause the Merger to be consummated by filings of the applicable Articles of Merger with the respective Secretaries of State of the States of Iowa and North Dakota, pursuant to and in accordance with, respectively, the IBCA and NDBCA, substantially in the forms attached hereto as Exhibit E and Exhibit F (the time and date of such final filings being the "Effective Time" and the "Effective Date," respectively).  The Merger will become effective at the Effective Time.

          2.5              Effect of the Merger.  From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and the Merger Subsidiary, and the Merger will otherwise have the effects as provided under NDBCA and IBCA.  The outstanding shares of Company Common Stock (other than the Dissenting Shares and the shares canceled pursuant to Section 2.11(b)) shall be converted into the Merger Consideration on the basis, terms and conditions described in Section 2.11 hereof.

          2.6              Articles of Incorporation.  From and after the Effective Time, the Articles of Incorporation of the Surviving Corporation will be the Articles of Incorporation of the Merger Subsidiary in the form attached hereto as Exhibit G until amended in accordance with Applicable Law, and the name of the Surviving Corporation shall be the name of the Merger Subsidiary.

          2.7              Bylaws.  From and after the Effective Time, the bylaws of the Merger Subsidiary shall be the bylaws of the Surviving Corporation in effect immediately prior to the Effective Time.

          2.8              Directors and Officers.  From and after the Effective Time, until successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law, the directors and officers of the Surviving Corporation shall be the directors and officers of the Merger Subsidiary immediately prior to the Effective Time.  From and after the Effective Time, the officers and directors of the Company prior to the Effective Time shall be deemed resigned for all purposes, except as may be necessary or desirable pursuant to the provisions of Section 2.10 hereof.

          2.9              Waiver(s) Under Shareholders' Agreement ..  By virtue of the respective approvals of this Agreement, the Ancillary Documents, the Merger and the Transactions by the stockholders of the Company pursuant to Section 2.2(a), the Company covenants and agrees that any provision(s) of any shareholder agreements by and among the Company and stockholders of the Company or among the stockholders of the Company (collectively, the "Shareholders' Agreement ") which require or prohibit certain acts, omissions or procedures in connection with the execution and approval of this Agreement, the Ancillary Documents, the Merger or the Transactions are hereby irrevocably waived and/or amended to conform with or to otherwise allow the operation of this Agreement, the Ancillary Documents, the Merger or the Transactions without violation of, or the giving a right of action with respect to any stockholder of the Company under the Shareholders' Agreement.

          2.10          Subsequent Actions .  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to perfect or confirm of record or otherwise vest in the Surviving Corporation its right, title or interest in, to, or under any of the rights, properties or assets of the Company or the Merger Subsidiary acquired or to be acquired by the Surviving Corporation, as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of the Company and the Merger Subsidiary, as applicable, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Company or the Merger Subsidiary, and all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under  such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

          2.11          Effect of the Merger on the Company Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or the Merger Subsidiary:

          (a)                Shares of the Merger Subsidiary Common Stock.  Each share of common stock, par value $1.00 per share, of the Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and each such share shall be a share of the Surviving Corporation.  Each stock certificate of the Merger  Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock           of the Surviving Corporation.

          (b)                Cancellation of Certain Company Capital Stock Owned by IRET or the Company.  At the Effective Time, each share of the capital stock of the Company that is owned by the Company as treasury stock, if any, and each share of the capital stock of the Company owned by IRET or any direct or indirect wholly-owned subsidiary of IRET or of the Company immediately prior the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)                Conversion of Company Common Stock.  Subject to the provisions of this Section 2.11, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and shares canceled pursuant to Section 2.11(b), shall be converted into the right to receive that number of shares of IRET Shares equal to the Merger Consideration (as defined below).

          (i)                  Merger Consideration.  IRET and the Company shall, prior to the Closing, cooperate in good faith to prepare an estimate of the merger consideration payable to the Shareholders pursuant to the calculations and directives set forth in Schedule 2.11(c) of this Agreement (the "Estimated Merger Consideration").  The total number of shares of IRET Shares to be issued on the Closing Date in exchange for the acquisition by IRET of all outstanding shares of Company Common Stock shall be equal to the quotient of: the Estimated Merger Consideration set forth on Schedule 2.11(c) of this Agreement, divided by the Exchange Price.  The Estimated Merger Consideration calculated by IRET and the Company shall be subject to a post-Closing adjustment, if any,  which shall be prepared and remitted in accordance with Section 2.16 of this Agreement.  Upon completion of the procedures and calculations set forth in Section 2.16, including the addition or subtraction, as applicable, of the Merger Consideration Adjustment (as defined in Section 2.16), the result shall be the "Merger Consideration" for all other purposes under this Agreement.

 (ii)                Exchange Price.  The "Exchange Price" shall be equal to $9.75.

          (iii)               Exchange Ratio.  The "Exchange Ratio" shall be equal to the quotient of the Estimated Merger Consideration divided by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 2.11(b)).

          (d)                Common Stock Rights.  Immediately prior to the Effective Time, all outstanding Rights, including options and warrants to purchase shares of Company Common Stock which have not been exercised or that do not terminate by their terms shall, by operation of this Agreement and without further action, be canceled and terminated.

          (e)                Anti-Dilution Provisions.  In the event IRET (i) changes (or establishes a record date for changing) the number of shares of IRET Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding shares of IRET Shares, or (ii) pays or makes an extraordinary dividend or distribution in respect of shares of IRET Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefore shall be prior to the Effective Time, the Estimated Merger Consideration shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

          (f)                 Dissenting Shares.  To the extent that the holders thereof are entitled to dissenter's rights under Sections 490.1302-490.1331 of the IBCA, Company Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his dissenter's rights under Sections 490.1302-490.1331 of the IBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger consideration, but the holders of Dissenting Shares shall be entitled to receive from the Company such consideration as shall be determined pursuant to Sections 490.1302-490.1331 of the IBCA; provided , however, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his right to appraisal and payment under the IBCA, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive a portion of the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares.  Notwithstanding the foregoing, in the event any stockholder of the Company elects to exercise dissenter's rights, IRET shall have the right to terminate this Agreement.

          (g)                Fractional Shares.  No fraction of a share of IRET Shares will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of IRET Shares (after aggregating all fractional shares of IRET Shares to be received by such holder) shall receive from IRET an amount of  cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the market price.

          (h)        Proration of Distribution.  The first quarterly distribution payable (after the Effective Time) with respect to each IRET share shall be reduced by an amount equal to the distribution amount declared per share of Company  Common Stock multiplied by the quotient of the number of days from the Effective Time to first distribution payment date subsequent to the Effective Time divided by the number of days from the first immediately preceding distribution payment date prior to the Effective Time and the first distribution payment date subsequent to the Effective Time.

          2.12          Surrender of Certificates .

          (a)                Exchange Agent.  Diane Bryantt, the CFO of IRET, shall act as exchange agent (the "Exchange Agent") in the Merger.

          (b)                IRET to Provide Common Stock and Cash.  At the Closing, IRET shall issue and make available to the Exchange Agent for exchange in accordance with this Section 2.12, (i) the shares of IRET Shares issuable pursuant to Section 2.11(c) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.11(h).

          (c)                Exchange Procedures.  At and upon the Closing, IRET shall cause the Exchange Agent to issue to each holder of record of a certificate or certificates for the IRET Shares (the "Certificates") and cash in lieu of fractional shares upon surrender of the individual Shareholder's stock certificate representing such Shareholder's Company Common Stock.  Until so surrendered, each outstanding stock certificate representing the Shareholder's Company   Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of IRET Shares into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.11(h).

           (d)               Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to IRET Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Common Stock with respect to the shares of IRET Shares represented thereby until the holder of record of such  Company Common Stock surrenders such Company Common Stock.  Subject to Applicable Law, following surrender of any such Company Common Stock, there shall be paid to the record holder Certificates representing whole shares of IRET Shares issued in exchange therefore, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 2.12(d)) with respect to such shares of IRET Shares.

           (e)               Transfers of Ownership.  If any Certificate for shares of IRET Shares is to be issued in a name other than that in which the Company Common Stock surrendered in exchange therefore is registered, it shall be a condition of  the issuance thereof that the Company Common Stock so surrendered is properly endorsed or accompanied by a stock power duly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to IRET or any agent designated by it any transfer or other taxes required by reason of the issuance of a Certificate for shares of IRET Shares in any name other than that of the registered holder of the Company Common Stock surrendered, or established to the satisfaction of IRET or any agent designated by it that such tax has been paid or is not payable.

           (f)                No Liability.  Notwithstanding anything to the contrary in this Section 2.12, none of the Exchange Agent, the Surviving Corporation or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (g)               Dissenting Shares.  The provisions of this Section 2.12 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of IRET under this Section 2.12 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of  IRET Shares (and cash in lieu of fractional shares) to which such holder is entitled pursuant to Section 2.11 hereof.

          2.13          No Further Ownership Rights in Company Common Stock.  All shares of IRET Shares issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Company Common Stock is presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.12.

          2.14          Lost, Stolen or Destroyed Certificates.  In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of IRET Shares (and cash in lieu of fractional shares) as may be required pursuant to Section 2.11; provided, however , that IRET may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify IRET against any claim that may be made against IRET, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          2.15          Transfer of Shares after the Effective Time.  No transfers of Company Common Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the Effective Date.

          2.16          Post-Closing Merger Consideration Adjustment.

           (a)               Promptly following the Closing Date (but in any event within ninety (90) days after the Closing Date), I RET, at its expense, shall cause to be prepared and delivered to the Shareholders a certification (the "Closing Certificate") prepared by the Auditor.  The Closing Certificate shall include:

           (i)                 a special purpose report of the Auditor setting forth the scope and procedures used to prepare and present the financial matters set forth in the Closing Certificate; and

           (ii)                a calculation and comparison of (A) the Estimated Merger Consideration as set forth in the calculation prepared and agreed to by IRET and the Company as of the Closing Date, and (B) the Merger Consideration calculated by the Auditor in accordance with this Section 2.16 and Schedule 2.16 , including the Parties' methodology in calculating the Estimated Merger Consideration set forth therein or therewith (the "Merger Consideration Calculation").  Any difference between the Estimated Merger Consideration and the Merger Consideration shall be deemed the "Merger Consideration Adjustment ."  In the event that:

           (1)                the Estimated Merger Consideration is greater than the Merger Consideration, the Shareholders, on a pro-rata basis in accordance with their respective pre-Closing ownership interest(s) in the Company, hereby authorize IRET to deduct their pro-rata share of the Merger Consideration Adjustment from future dividend payments to such

Shareholder until the Merger Consideration Adjustment amount is satisfied.  IRET shall not have the right or authorization to deduct any amount from a dividend due   to a Shareholder in excess of the Shareholder's pro-rata amount of the Merger Consideration Adjustment; or

           (2)                the Estimated Merger Consideration is less than the Merger Consideration, IRET shall remit in cash to the Shareholders, on a pro-rata basis in accordance with their respective pre-Merger ownership interest(s) in the Company, the amount of the Merger Consideration Adjustment.  All amounts owed by IRET to the Shareholders shall be paid by certified or bank cashier's check or by wire transfer of immediately available funds within five (5) business days of the (i) end of the Response Period, in the event none of the Shareholders object to the Closing Certificate within the Response Period, or (ii) receipt of the Independent Accountant's decision with respect to and in the event of a dispute.

The Auditor's calculation and comparison shall indicate whether the Merger Consideration Adjustment is due (i) to the Shareholders, or (ii) IRET; and

           (iii)              copies of all supplementary documents, work papers and other data relating to the Closing Certificate; and

           (iv)              such other supplementary evidence as the Shareholders may require either prior to or after  delivery of the Closing Certificate.

           (b)               In connection with the preparation of the Merger Consideration Calculation and all other matters arising under the Closing Certificate, IRET and the Merger Subsidiary shall afford the Shareholders and their representatives complete access to the books, records, personnel and facilities of or pertaining to the Company and permit the Auditor review of such information as is necessary or desirable to review the Merger Consideration Calculation and all other statements arising under the Closing Certificate.

           (c)               The calculation and form of the Estimated Merger Consideration and the Merger Consideration Calculation shall be in the form set forth in Schedule 2.16, with supporting schedules attached.  The Merger Consideration Calculation shall be prepared by the Auditor from the consolidated audited financial statements of the Company and its subsidiary dated January 31, 2003 (resulting from the post-Closing Audit described in Section 11.7 of this Agreement).  The Estimated Merger Consideration and the Merger Consideration Calculation made, respectively, by the Parties and the Auditor shall depart from the GAAP presentation of any and all consolidated financial statements of the company in the following manner(s):

           (i)                 The historical cost GAAP calculation of Rental Real Estate, Real Estate Development in Progress, and the associated Accumulated Depreciation thereto, shall be eliminated.  In its place Rental Real Estate shall be given a  value of $67,135,000, and Real Estate Development in Progress shall be given a value of $2,760,000.

           (ii)                An asset entitled "Ripley, Tennessee Property" shall be an addition to Merger Consideration and valued at $250,000.

(iii)              An asset entitled "Pre-Closing Lakeville Property Improvements" shall be an addition to Merger Consideration and valued at $52,945.

          (iv)              The GAAP calculation of the asset for Unbilled Real Estate Taxes shall be eliminated.  In its place, an addition to Merger Consideration shall be calculated for Unbilled Real Estate Taxes for all such Taxes not yet billed for the   actual amounts that have accrued, but have not been paid by the tenants, for the month of January, 2003 and any month in the calendar year 2002.  For purposes of this calculation, the month of January shall be the amount of Real Estate Taxes that would be paid by the tenant for the month of January, 2003 and the unpaid months of 2002 under the applicable Leased Real Estate lease.

           (v)              The historical cost GAAP calculation of furniture, fixtures and equipment (excluding transportation equipment), and associated depreciation, for the Company (excluding Westlake Liquors, Inc.) shall be eliminated. In its place, such furniture, fixtures and equipment shall be an addition to Merger Consideration and valued at $300,000.

          (vi)               The historical cost GAAP calculation of transportation equipment (autos), and associated depreciation, shall be eliminated. In its place, such transportation equipment shall be an addition to Merger Consideration and valued at $50,175.

          (vii)               The historical cost GAAP calculation of furniture, fixtures and equipment and associated accumulated depreciation, for Westlake Liquors, Inc. shall be eliminated. In its place such furniture, fixtures and equipment shall be an addition to Merger Consideration and valued at $50,000.

           (viii)               A non-GAAP accrual of mortgage interest that will be payable by the Surviving Corporation in February, 2003, with respect to mortgages on the Owned Real Estate shall be a subtraction from Merger Consideration.

           (ix)              The GAAP amounts computed for Accrued Real Property Taxes shall be eliminated.  In its place, an accrual of one-twelfth (1/12th) of the aggregate Real Estate Taxes that will be payable by the Surviving Corporation in May and October, 2003 shall be a subtraction from Merger Consideration.

          (x)           The amount of $138,000 for broker fees (described in Section 3.25), to the extent not accrued under GAAP in the January 31, 2003, consolidated audited financial statements of the Company, shall be subtracted from Merger Consideration. Notwithstanding the foregoing, if such amount is or has been paid on or before January 31, 2003, no subtraction shall be made from Merger Consideration.

(xi)           No accrual shall be made for the Auditor's January 31, 2003, Audit of the Company.

           (d)               If any Shareholder concludes that any matter reported in the Closing Certificate, including the Merger Consideration Calculation and/or the Merger Consideration Adjustment, is not accurate, such Shareholder shall, within thirty (30) days after its receipt of the Closing Certificate (the "Response Period"), deliver to IRET a written statement setting forth a specific description of each of its objections and each of any discrepancies believed to exist.  If no notice of any objections or discrepancies is given within the Response Period, then the calculations set forth in the Closing Certificate shall be controlling for all purposes of this Agreement, and IRET or the Shareholders, as the case may be, shall be obligated to the other Party in the amount of the Merger Consideration Adjustment set forth in the Closing Certificate.

           (e)          IRET and the Shareholders shall use good faith efforts to jointly resolve the properly noticed objections and discrepancies within fifteen (15) days of the receipt of the written statement of objections and discrepancies, which resolution, if achieved, shall be fully and completely binding upon all Parties to this Agreement and not subject to further review, appeal, or dispute.  If IRET and the Shareholders are unable to resolve the objections and discrepancies to their  mutual satisfaction within such fifteen (15) day period, then the matter shall be submitted to a mutually acceptable  accounting firm of national reputation (the "Independent Accountants ").  In submitting a dispute to the Independent Accountants, each of the Parties shall concurrently furnish, at its own expense, to the Independent Accountants and the other Party such documents and information as the Independent Accountants may request.  Each Party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party.  Neither Party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other Party either being present or receiving a concurrent copy of any written communication.  The Independent Accountants may conduct a conference concerning the objections and disagreements between the IRET and the Shareholders, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other Party), and (ii) have present its or their advisors, accountants and/or counsel.  The Independent

Accountants shall promptly (but not to exceed thirty (30) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, and such decision shall be final and binding on all of the Parties to this Agreement.

ARTICLE 3

 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
SHAREHOLDERS

           As an inducement to IRET and the Merger Subsidiary to enter into this Agreement and to consummate the Transactions, the Company represents and warrants to IRET and the Merger Subsidiary that each and all of the following representations and warranties (as modified by the Schedules to this Agreement (the " Schedules ") and any Supplement delivered by the Company pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.  The Schedules shall be arranged in paragraphs corresponding to the sections and subsections contained in this Article 3.

          3.1              Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.  The Company has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the business as it is now being conducted.  The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Company.  Schedule 3.1 sets forth each jurisdiction in which the Company is qualified to do business.

          3.2              Capitalization.  The authorized capital stock of the Company consists solely of 175 shares of common stock consisting of 175 shares of voting common stock, of which 165.496 shares of Company Common Stock are outstanding on the date hereof and owned beneficially and of record as indicated in Exhibit H, free and clear of all liens and Encumbrances.  None of the Company Common Stock has been issued in violation of the rights of any Person.  Except as set forth on Schedule 3.2 hereto, as of the date hereof, (i) there are no Convertible Securities or Debt Securities outstanding, (ii) there are no Rights outstanding, and (iii) there are no shareholder agreements or other agreements, understandings or commitments relating to the rights of the stockholders of the Company to vote or dispose of the Company Common Stock.

  3.3             Due Authorization.  The execution, delivery and performance of this Agreement and the Ancillary Documents to be executed by the Company pursuant to this Agreement, and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of the Company and the Shareholders.  This Agreement and the Ancillary Documents to be executed by the Company pursuant to this Agreement have been, or will be on or before the Effective Time, duly and validly authorized, executed and delivered by the Company and the obligations of the Company hereunder and thereunder are or will be upon such execution and delivery valid, legally binding and enforceable against the Company and, after the Closing, the Shareholders, in accordance with their respective terms.

          3.4              No Breach.  The Company has full power and authority to execute and deliver this Agreement and, subject to the approval of its Shareholders, perform its obligations under this Agreement and the Ancillary Documents to be executed by the Company pursuant hereto.  Each of the Shareholders has the full legal right, power and authority to enter into this Agreement and to perform his obligations under this Agreement and the Ancillary Documents to be executed by such Shareholder pursuant hereto.  The execution and delivery of this Agreement and the Ancillary Documents to be executed by the Company and the Shareholders pursuant to this Agreement, and the consummation of the Transactions will not:  (i) violate any provision of the Organizational Documents of the Company, (ii) violate any Applicable Laws or Injunction applicable to the Company or the Shareholders, (iii) other than as provided in Schedule 3.4 hereto, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) except as provided in Schedule 3.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, approvals or authorizations of any Governmental Body), lease or other Contract to which the Company and/or the Shareholders is a party, or by which they or any of their properties or assets may be bound, or (v) result in the creation or imposition of any Encumbrance on any of the properties or assets of the Company or the Shareholders.

          3.5              Clear Title.  Except as otherwise set forth on Schedule 3.5 hereto, at the Effective Time, the Company will hold good, valid and marketable title to all of its properties and assets and a valid leasehold interest in all Leased Real Estate and all leased properties and assets.

          3.6              Condition of Assets.  Except as set forth in Schedule 3.6 hereto, all of the non-Real Estate properties and assets of the Company (i) have in all material respects been properly maintained, (ii) are in all material respects in good operating condition and repair, subject only to ordinary wear and tear, (iii) are usable and fit for their intended purpose, and (iv) are all the assets used to operate, and necessary to operate, the Business of the Company as currently conducted.

 3.7             Litigation.  Except as described in Schedule 3.7 hereto, there is no pending Proceeding:

           (a)               that has been commenced by or served upon the Company or the Shareholders, or of which the Company or the Shareholders have Knowledge (other than any Proceeding which generally affects the business of all Persons conducting business similar to the Company and in which the Company is not a named defendant); or

          (b)               to the Knowledge of the Company or the Shareholders, that challenges, or that will have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or the Transactions.

To the Knowledge of the Company or the Shareholders, no such Proceeding has been Threatened.  Except as provided in Schedule 3.7 hereto, to the Knowledge of the Company or the Shareholders, the Company is not a party to or subject to the provisions of any Injunction which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or impair the ability of the Shareholders to consummate the Transactions.

          3.8              Labor Matters.  The Company has never been a party to any collective bargaining agreement or other labor Contract.  There has never been, and there is not presently pending or existing, and to the Knowledge of the Company or the Shareholders, there is not Threatened, (i) any strike, slowdown, walkout, picketing, work stoppage, labor arbitration or other Proceeding in respect of the grievance of any employee, (ii) any application or complaint filed by any employee or union with the National Labor Relations Board, or any comparable Governmental Body, (iii) any organizational activity or other labor dispute against or affecting the Company, and no application for certification of a collective bargaining agreement is pending or, to the Knowledge of the Company or the Shareholders, is Threatened.  There is no lockout of any employees by the Company and no such action is contemplated by the Company.  Except as set forth in Schedule 3.8 hereto, there is no allegation, charge, complaint or Proceeding pending or, to the Knowledge of the Company or the Shareholders, Threatened by any Person against the Company or any of its current or former officers, directors or employees relating to employment, equal employment opportunity, discrimination, harassment, wrongful discharge, unfair labor practices, immigration, wages, hours, benefits, collective bargaining, the payment of social security or similar Taxes, occupational safety and health or plant closing.

          3.9              Tax Matters.

           (a)               Tax Returns.  The Company has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all Tax Returns that are required to be filed by, or with respect to, the Company on or prior to the Effective Date.  The Tax Returns have accurately reflected and will, to the Knowledge of the Company, accurately reflect all Liability for Taxes of the Company for the periods covered thereby. Schedule 3.9(a) lists all income Tax Returns filed with any Governmental Body with respect to the Company for the taxable periods ended on or after December 31, 1999.

           (b)               Payment of Taxes.  All Taxes and Tax Liabilities of the Company for all taxable years or periods that end on or before the Effective Date and, with respect to any taxable year or period beginning before and ending after the Effective Date, the portion of such taxable year or period ending on the day immediately preceding the Effective Time ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the Company in accordance with GAAP, except for interim financial statements for which accruals for such Taxes may not have been made.

                   (c)               Other Tax Matters.  Except as set forth on Schedule 3.9(c) :

           (i)                The Company has not been the subject of a dispute or claim or an audit or other examination of Taxes by the Tax authorities of any Governmental Body, nor has the Company received any notices from any such Tax authority relating to any issue which could affect the Tax Liability of the Company.  Schedule 3.9(c)(i) also  includes a list of all Tax examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1995, each of which has been provided to IRET.

           (ii)               Neither the Shareholders nor any predecessor stockholder of the Company or the Company has,   as of the Effective Time, (A) entered into an agreement or waiver or been requested to enter into an agreement or  waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company, or (B) is presently contesting the Tax Liability of the Company before any court, tribunal or agency.

           (iii)             The Company has not been included in any "consolidated," "unitary" or "combined" Tax Return provided for under Applicable Law with respect to Taxes for any taxable period for which the statute of limitations has not expired.

           (iv)             All Taxes which the Company is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

           (v)              The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

           (vi)             There are no Tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any predecessor or Affiliate thereof and any other party (including the Shareholders and any predecessors or Affiliates thereof) under which IRET, the Company or the Surviving Corporation could be liable for any Taxes or other claims of any Person.

           (vii)           The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding Tax laws of any nation, state or locality.

           (viii)          No election under Section 341(f) of the Code has been made or shall be made prior to the Effective Time to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

           (ix)             The Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

           (x)              The Company, through its stockholders, has made a valid S election under Section 1361 of the Code.  Such election was made on June 26, 2001 and was effective as of the Tax year commencing May 1,  2001.  The Company has also made all such elections required under any analogous provisions of state or local law.  The Company will continue to be a valid S corporation through the Effective Time.

           (xi)             Except for the Private Letter Ruling request made by the Company with respect to the Transactions contemplated by the Company and the Shareholders pursuant to and under this Agreement, a copy of which has been provided to IRET and the Merger Subsidiary, there are no requests for rulings in respect of any Taxes pending between the Company and any Tax authority.

          3.10          Employee Benefits .

           (a)               Benefit Plans.  Except as described in Schedule 3.10 hereto, the Company does not maintain or contribute to any Benefit Plans.  Without limiting the generality of the foregoing provision of this Section, except as described in Schedule 3.10 hereto, there are no pension plans, welfare plans or employee benefit plans qualified under   Section 401(a) of the Code to which the Company is required to contribute.  Except as described in Schedule 3.10 hereto, the Company does not and will not have any unfunded Liability for services rendered prior to the Effective Date under any Benefit Plans.  The Company is not in any material default under any Benefit Plan.  Except as set forth in Schedule 3.10, neither the Company, nor any Person now or formerly part of a controlled group with the Company,  within the meaning of Section 412(c)(11)(B)(ii) of the Code, maintains or has ever maintained a "defined benefit plan," as defined in Section 3(35) of ERISA, that is subject to Section 412 of the Code and Section 302 of ERISA.  Except as set forth in Schedule 3.10 hereto, neither the Company nor any of its subsidiaries contributes to or has, or could reasonably be expected to have, any Liability (including but not limited to withdrawal Liability) with respect to any multi-employer plan (as defined in Section 4064(a) of ERISA or Section 4001(a)(3) of ERISA).  Other than claims for benefits in Ordinary Course of Business, there are no actions, suits, disputes, arbitrations or other material claims pending or, to the Knowledge of the Company, Threatened, with respect to any Benefit Plan.  The execution and delivery by the Company of this Agreement and the consummation of the Transactions will not accelerate the payment of any benefits under any Benefit Plan.

           (b)               Other Plans.  Except as otherwise set forth in Schedule 3.10, there are no present or former  employees of the Company who are entitled to (i) any pensions or other benefits to be paid after termination of employment, including termination on account of disability (except as otherwise required under Section 601 of ERISA), or (ii) deferred compensation payments.

           (c)               Documents.  The Company has made available to IRET the following documents, as they may have been amended to the date hereof, embodying or relating to each Benefit Plan of the Company listed in Schedule 3.10 hereto:  (i) all written plan documents for each such Benefit Plan, including all amendments to each such Benefit Plan, any  related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements, (ii) the   most recent determination letter received from the IRS, if any, as to the qualified status of any such Benefit Plan under Section 401(a) of the Code, (iii) the current summary plan description, if any, for each such Benefit Plan, and (iv) the most recent annual return/report on form 5500, 5500C or 5500R, if any, for each such Benefit Plan.

           (d)               Prohibited Transactions.  The Company has not, nor, to the Knowledge of the Company, has any other "disqualified person" or "party in interest", as defined in Section 4975(e)(2) of the Code and Section 3(14) of   ERISA, respectively, engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, with respect to any Benefit Plan of the Company subject to ERISA, which could reasonably be expected to subject the Company to a Tax or penalty on prohibited Transactions imposed by either Section 502(i) of  ERISA or Section 4975 of the Code.  The execution and delivery by the Company of this Agreement and the consummation of the Transactions will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Benefit Plan listed on Schedule 3.10 hereto.

           (e)               Fiduciary Duty.  Neither the Company, nor, to the Knowledge of the Company, any other fiduciary of any Benefit Plan listed on Schedule 3.10 hereto engaged in any transaction with respect to such Benefit Plan or failed to  act in a manner with respect to such Benefit Plan which could reasonably be expected to subject the Company to any material Liability for a breach of fiduciary duty under ERISA or any other Applicable Law.

           (f)                COBRA.  Except as set forth on Schedule 3.10 hereto, the Company has complied in all material respects with the coverage continuation requirements of all Applicable Laws, including Sections 601 through 609 of ERISA, Section 4980B of the Code, and the requirements of any similar state law regarding continued insurance coverage, and the Company has incurred no material Liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit pending, or to the Knowledge of the Company, Threatened, with respect to such requirements.

           (g)               Triggering of Obligation and Other Binding Commitments.  Except for the claims set forth in Schedule 3.10, the consummation of the Transactions, in and of themselves, will not entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

          3.11          No Guaranties .  Except as set forth on Schedule 3.11, (i) none of the obligations of the Company is guaranteed by, or subject to a similar contingent Liability of, any Person, and (ii) the Company has not guaranteed, or otherwise become contingently liable for, any Liability of any Person.

          3.12          Financial Statements .  The Company has furnished true and correct copies of the financial statements identified in Schedule 3.12 hereto to IRET.  All of said financial statements, including any notes thereto, are true and correct in all material respects and fairly present the financial position and condition of the Company as of their respective dates and the results of its operations for the periods covered thereby in accordance with GAAP applied by the Company on a consistent basis throughout the periods covered thereby and on a basis consistent with that of prior years and periods; provided, however, that any interim financial statements listed on such Schedule 3.12 are subject to yearend adjustments and lack footnotes and other required presentation items.  Except for Liabilities (i) reflected or reserved against in the balance sheet (the "Balance Sheet") of the Company as of December 31, 2001 (the " Balance Sheet Date") or in the notes thereto, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which resulted from, arose out of, is related to, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Applicable Laws), (iii) arising under Contracts to which the Company is a party, and/or (iv) described on Schedule 3.12 hereto, the Company does not have any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company.  The reserves reflected in the Balance Sheet are adequate.

          3.13          Absence of Certain Developments.  Except for the Transactions contemplated hereby, and as otherwise set forth on Schedule 3.13 hereto, since September 30, 2002, the Company has conducted the Business only in the Ordinary Course of Business and has not:

           (a)               Except as specifically contemplated by this Agreement, sold, leased, assigned or otherwise transferred any material properties or assets, or disposed of or permitted to lapse any rights in any Permit or Intellectual Property owned or used by the Company, other than in the usual and Ordinary Course of Business, or organized any new business entity or acquired any equity securities, assets, properties, or business of any Person or any equity or ownership interest in any business or merged with or into or consolidated with any other Person;

           (b)               Suffered, sustained or incurred any material Loss or waived or released any material right or claim, whether or not in the Ordinary Course of Business;

           (c)               Suffered, sustained or incurred any material damage, destruction or casualty loss to any material properties or assets, whether or not covered by insurance;

           (d)               Engaged in any transaction not in the Ordinary Course of Business;

           (e)               Made any capital expenditure (or series of related capital expenditures affecting one parcel of real property) exceeding $250,000;

           (f)                Subjected any of its properties or assets to any Encumbrance, whether or not in the Ordinary Course of Business;

           (g)               Issued any note, bond or other Debt Security; created, incurred or assumed any indebtedness for borrowed money or capitalized lease obligation or otherwise incurred any material Liability, except current Liabilities incurred in the Ordinary Course of Business;

           (h)               Discharged or satisfied any Encumbrance, or paid any material Liability, other than current Liabilities shown on the Balance Sheet of the Company as of the Balance Sheet Date, and current Liabilities incurred in the Ordinary Course of Business;

           (i)                 Declared, set aside or paid a dividend or made any other distribution with respect to any class or series of capital stock of the Company, or directly or indirectly redeemed, purchased or otherwise acquired any shares of any class or series of the capital stock of the Company;

           (j)                 Increased the salary, wage or other compensation or level of benefits payable or to become payable by the Company to any of its officers, directors, employees or agents other than in the Ordinary Course of Business;

           (k)               Loaned money to any Person or guaranteed any loan to or Liability of any Person, whether or not in the Ordinary Course of Business;

           (l)                 Amended or terminated any of the Operating Contracts (as hereinafter defined), except in the Ordinary Course of Business;

           (m)             Changed accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates);

           (n)               Suffered, sustained or incurred any Material Adverse Change in the properties, assets, Liabilities, revenues, income, business, operations, results of operations or financial condition of the Company;

           (o)               Received notice from any customer, supplier, vendor, Governmental Body or any other Person which would, with substantial certainty, give rise to or result in a Material Adverse Effect on the Company;

           (p)               Delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course of Business;

           (q)               Entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement or adopted, amended, modified or terminated any Benefit Plan for the benefit of any of the directors, officers or employees of the Company;

           (r)                Made any change or amendment in its Organizational Documents;

           (s)               Issued or sold any securities; acquired, directly or indirectly, by redemption or otherwise, any securities; reclassified, split-up or otherwise changed any such equity security; or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

           (t)                Entered into any Contract to do any of the foregoing.

          3.14          Intellectual Property .  Schedule 3.14 hereto contains a list and description of all Intellectual Property owned by the Company or used by the Company in the operation of the Business.  Except as set forth in Schedule 3.14 , the Company has no Knowledge of any asserted claim to the effect that the operation of the Business or the possession or use in the Business of any of the Intellectual Property listed and described on Schedule 3.14 hereto, infringes the intellectual property rights of any other Person.  Except as set forth in Schedule 3.14, the Company has no Knowledge of any claim that any of the Intellectual Property listed and described on Schedule 3.14 is invalid; and, except as provided in Schedule 3.14 hereto, the Company is not obligated under any Contract or otherwise to pay royalties, fees or other payments with respect to any of the Intellectual Property listed and described on Schedule 3.14 hereto.  Except as set forth in Schedule 3.14 , the consummation of the Transactions will not adversely affect the use by the Company of any of the Intellectual Property listed on Schedule 3.14 hereto.

          3.15          Compliance with Laws .  Except as set forth on Schedule 3.15 hereto, (i) the Business has been operated and the Company is in compliance in all material respects with the requirements of all Applicable Laws to which the Company is subject, and (ii) the Company has not received any notice of, and the Company and the Shareholders have no Knowledge of any violation of a material nature of any Applicable Laws respecting the Company.  Notwithstanding the foregoing, it is understood and agreed that the foregoing shall not apply to the acts, actions, omissions, breaches or defaults of any tenant lessee of the Company with respect to such person's compliance with Applicable Law, and the Company makes no representation or warranty with respect to such person.  No act, action, omission, breach or default of a tenant/lessee shall result in any breach or obligation of the Company under this Agreement.

          3.16          Operating Contracts .  Except as disclosed in Schedule 3.16, and except with respect to (i) Contracts that have been fully performed as of the date hereof and have no further force or effect, (ii) Contracts that can be terminated on sixty (60) days or less notice, (iii) Contracts that have associated payments of less than $5,000 per year, and (iv) the Contracts that are mortgages (the "Mortgages") and tenant leases (the "Tenant Leases") and vacant land Real Estate properties set forth on Schedule 3.22, the Company is not a party to any oral or written Contract.  All of the Contracts listed on Schedule 3.16 hereto are referred to in this Agreement as the "Operating Contracts ."  All of the Operating Contracts, Mortgages and Tenant Leases were made in the Ordinary Course of Business, and, to the Knowledge of the

Company, are valid, binding and currently in full force and effect.  Except as set forth on Schedule 3.16, the Company is not in default under any of the Operating Contracts, Mortgages or Tenant Leases, and, to the Knowledge of the Company, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or give rise to a right of termination or cancellation by another party under any of the Operating Contracts, the Mortgages or Tenant Leases, or cause the acceleration of any Liability of the Company, or result in the creation of any Encumbrance upon any of the properties or assets of the Company.  To the Knowledge of the Company, no other party is in default under any of the Operating Contracts, Mortgages or Tenant Leases.  Except as described on Schedule 3.16 hereto, none of the Operating Contracts, Mortgages or Tenant Leases have been canceled, terminated, amended or modified.  Except as provided in Schedule 3.4 hereto, the consummation of the Transactions will not require the consent or approval of any Person under any of the Operating Contracts, Mortgages or Tenant Leases.

          3.17          Real Estate.  With respect to each parcel of real estate owned by the Company (the " Owned Real Estate"), and each parcel of real estate leased by the Company (the "Leased Real Estate"):

           (a)               Schedule 3.17 contains a complete and accurate listing of the locations of each parcel of Owned Real Estate and a listing and description (including the parties, term, expiration date(s) and locations of the leased premises) of each written or oral lease regarding Leased Real Estate;

           (b)               Except as set forth on Schedule 3.17 hereto, to the Knowledge of the Company, there are no public  improvements affecting any parcel of Owned Real Estate or Leased Real Estate (collectively the "Real Estate"),  including, but not limited to, water, sewer, sidewalk, street, alley, curbing, landscaping or related improvements, which have been commenced and/or completed and for which an assessment has not been levied or, to the Knowledge of the            Company, which may be levied after the date of this Agreement;

           (c)               Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Company, there are no deferred property Taxes or assessments with respect to the Real Estate which may or will become due and payable as a result of   the consummation of the transaction contemplated hereby;

           (d)               The Company is the sole owner in fee simple title of each parcel of Owned Real Estate and to the Knowledge of the Company, each such parcel is free and clear of any and all Encumbrances, except (i) those Encumbrances set forth in Schedule 3.17 hereto, (ii) municipal zoning ordinances, recorded or platted easements for public utilities and recorded building and use restrictions and covenants, (iii) general Real Estate Taxes and installments of special assessments payable in the year of Closing, (iv) minor survey exceptions, Encumbrances, licenses, easements or reservations of, or rights of others for, oil, gas minerals, ores or metals, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property, minor defects in title or other similar charges or Encumbrances not interfering in any material respect with the Ordinary Course of Business of the Company or with the use or ownership of the Owned Real Estate, (v) mortgages, liens, and other debt on or related to the Owned Real Estate, and (vi) tenant and other leases and similar rights (collectively the "Permitted Encumbrances").  To the Knowledge of the Company, the Permitted Encumbrances and those Encumbrances set forth in Schedule 3.17 hereto do not individually or in the aggregate materially impair or prohibit the Company's current use of the Owned Real Estate;

           (e)               Except as set forth in Schedule 3.17 hereto, there are no condemnation Proceedings pending or, to the Knowledge of the Company, Threatened with respect to all or any part of any parcel of Real Estate;

           (f)                To the Knowledge of the Company, except for the Permitted Encumbrances and those Encumbrances set forth in Schedule 3.17 hereto, there are no private restrictions, covenants, or reservations which materially and adversely affect the use or occupancy of all or any part of any parcel of Real Estate or any easements;

           (g)               Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Company, other than the Americans With Disabilities Act, which will be applicable to all properties that, among other things, undergo remodeling, refurbishing and similar changes, there are no Applicable Laws requiring repair, alteration or correction of any existing condition on any parcel of Real Estate and, to the Knowledge of the Company or the Shareholders, there are no conditions other than tenant leasehold build-outs or improvements that could give rise to the same;

           (h)               Except as set forth in Schedule 3.17 hereto, the improvements made by the Company (as opposed to any tenant) on each parcel of Real Estate and the use thereof by the Company comply in all material respects with any and all building, zoning, subdivision, traffic, parking, land use, occupancy, health and other Applicable Laws pertaining to the Real Estate or to the development, construction, management, use and operations of the improvements thereon;

            (i)                 Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Company, the improvements  made by the Company (as opposed to any tenant) located on each parcel of Real Estate, including fences, driveways and other structures occupied, used or claimed by the Company, are wholly within the boundary lines of such parcels of Real Estate and such improvements and the present uses thereof by the Company do not in any material respect infringe upon the rights of any other Person; and

           (j)                 Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Company, the Company has all operating Permits necessary for its operation of the Business on the Real Estate (as opposed to the businesses operated by tenants), and all such Permits are current, except where the failure to have any such current operating Permit in good order would not have a Material Adverse Effect.  To the Knowledge of the Company, except as set forth in  Schedule 3.17, the Company has all easements, or access through public utility easements, on to private property,  construction Permits, highway crossing Permits (and other similar Permits) and right-of-way-licenses reasonably necessaryto the conduct of its Business, except where the failure to have any such easement on to private property,  construction Permits, highway crossing Permits (and other similar Permits), and right-of-way licenses would not have a Material Adverse Effect.

          3.18          Accounts Receivable .  The Company's accounts receivable and other rights to the payment of money represent, and at the Effective Time will represent, valid obligations arising from transactions actually made or services actually performed in the Ordinary Course of Business.

          3.19          Books and Records; Bank Accounts.  The Company's books of account and other financial and corporate records relating to the Business have been made available to IRET and its representatives (or will be so made available prior to the Effective Date).  Such books of account and records are current, complete, true and correct in all material respects.  All such books and records are consistent with the Financial Statements listed on Schedule 3.12 hereto.  Attached hereto as Schedule 3.19 is a list of all of the Company's bank accounts, security accounts and other similar accounts, and the names of all Persons authorized to draw thereon or have access thereto, as well as the identification of all safety deposit boxes, and the Persons authorized to have access to those boxes.

          3.20          Employees.  Schedule 3.20 hereto contains a list of the names, positions, proposed annual salary and hourly wage rates, severance benefits and accrued vacation and sick leave, as of the date hereof, of all present employees of the Company, other than the Shareholders who may also be employees (including those on furlough, leave, disability (short- or long-term) or layoff of any kind).  Except as set forth in Schedule 3.20, and except for each of the Shareholders other than Charles Wm. James, none of the employees has informed the Company that he/she intends to terminate employment with the Company.  IRET and the Merger Subsidiary acknowledge and agree that none of the Shareholders, other than Charles Wm. James, intend or are obligated to provide services as employees to or on behalf of the Company upon and after the Closing.  Schedule 3.20 also sets forth a description of any written Contract, other than the Benefit Plans described on Schedule 3.10 hereto, with respect to the conditions of employment of any of the Company's employees.  All employees are employed on an "at will" basis.

          3.21          Permits.  Except as set forth in Schedule 3.21, the Company has obtained all Permits of each Governmental Body having jurisdiction over the Company or any of its properties or assets to operate and carry on the Business as they are now being conducted.

          3.22          Mortgages and Tenant Leases.  Schedule 3.22 hereto sets forth a schedule of the Mortgages and Tenant Leases to which the Company is a party.

          3.23          Subsidiaries ..  Except as disclosed or described in this Agreement or as set forth on Schedule 3.23 hereto, the Company has no subsidiaries and does not own any shares of stock or other securities or equity interests, directly or indirectly, in any other Person.  Except as disclosed or described in this Agreement or as set forth on Schedule 3.23 hereto, the Company is not subject to any obligation or requirement to provide funds to, or invest in, any such Person.

          3.24          Insurance.  The Company has maintained and will continue to maintain until the Effective Time the insurance described in Schedule 3.24, which insurance covers the tangible real and personal property and assets of the Company and its subsidiaries disclosed on Schedule 3.23, whether owned or leased, against loss or damage by fire or other casualty.  All such insurance is in full force on the date of this Agreement and is carried with insurers licensed in the states affected by such policies.  The Company has promptly and adequately notified the Company's insurance carriers of any and all claims known to the Company with respect to the operations, products or services of the Company for which the Company is insured.  The Company has not been refused any insurance coverage by any insurance carrier to which it has applied for insurance during the past three (3) years.

          3.25          Brokers and Finders .  Except for CB Richard Ellis and its agent, Joseph Sullivan, who shall be paid by the Company (the amount of which is set forth in section 2.16 and Schedule 2.16), and except as set forth on Schedule 3.25 , neither the Company nor the Shareholders has employed or engaged any broker, finder, agent, banker or third party, nor have they otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the Transactions and no commissions, finder's fees or like charges have been or will be incurred by the Company in connection with the execution and delivery of this Agreement or the consummation of the Transactions.  Any commissions, finders' fees or like charges incurred by the Company shall reduce the Estimated Merger Consideration to be paid in connection with the exchange of the Company Common Stock for the shares of IRET Shares as contemplated by the terms of this Agreement.

          3.26          Relationship with Related Persons.  Except as set forth in Schedule 3.26 hereto, none of the Shareholders, the other current and former stockholders, directors, officers, and employees of the Company, and their Related Persons have any interest in any of the properties or assets of or used by the Company and none of such Persons own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with the Company or, (ii) has engaged or is engaged in competition with the Company with respect to any line of products or services of the Company in any market presently served by the Company (a "Competing Business ") (except for less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market).  To the Knowledge of the Company, and except as set forth on Schedule 3.26 hereto, no stockholder, director or officer of the Company and none of their Related Persons is a party to any Contract with, or has any claim or right against, the Company, other than the rights the officers and directors of the Company have with respect to indemnification under Applicable Law.  All money owed by the Company to its stockholders, directors or officers, or their Related Persons (other than for salary) are for bona fide debts and are set forth in Schedule 3.26 hereto.

          3.27          Hazardous Materials .  Except as set forth in Schedule 3.27 hereto, to the Knowledge of the Company, the Company has never generated, transported, stored, handled, disposed of or contracted for the disposal of any Hazardous Materials.  Except as set forth in Schedule 3.27 hereto, to the Knowledge of the Company, no employee of the Company has, in the course and scope of employment with the Company, been exposed to any Hazardous Materials in such a manner as to be harmed thereby (whether such harm is now known to exist or will be discovered in the future).  Except as set forth on Schedule 3.27 hereto, the Company is not listed as a potentially responsible party under CERCLA or any comparable or similar Applicable Law, the Company has not received notice of such a listing.

          3.28          Other Environmental Matters.

           (a)               Except as set forth on Schedule 3.28 hereto, and except with respect to the acts, actions, omissions, breach or default of any tenant (i) the Real Estate has been operated by the Company and is in compliance in all material respects with all Applicable Laws, including Environmental Laws and all Applicable Laws relating to underground and/or above ground petroleum storage tanks, (ii) to the Knowledge of the Company, except as set forth on Schedule 3.28 hereto, the Company otherwise complies in all material respects with all Environmental Laws, (iii) to the Knowledge of the Company, except as set forth on Schedule 3.28 hereto, the Company has obtained or has taken appropriate steps, as required by Environmental Laws and Applicable Laws, to obtain all environmental, health and safety Permits and other authorizations necessary for the ownership and operation of the Business, and to the Knowledge of the Company, all of the Permits and other such authorizations are in good standing, and the Company is in compliance in all material respects with such Permits and other such authorizations, (iv) to the Knowledge of the Company, the Real Estate is free of any and all Hazardous Materials, and (v) the Real Estate is not subject to any "Super Fund" type Encumbrances by any Person arising from the release or Threatened release of any Hazardous Materials in, on, about or under the Real Estate.

           (b)               To the Knowledge of the Company, all of the third parties with which the Company has arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any pollutant generated or present at the Real  Estate, or which otherwise participate or have participated in activities or conduct related to the Real Estate or the Business, were properly permitted at the relevant time to perform the foregoing activities or conduct.

           (c)               Except as described on Schedule 3.28 hereto, to the Knowledge of the Company, there are not currently any wells or underground and/or above ground storage tanks (whether or not currently in use) on any parcel of  Real Estate and, to the extent such wells or tanks are described in Schedule 3.28 , all such wells and tanks are, to the Knowledge of the Company, in sound condition and are not leaking.

           (d)               To the Knowledge of the Company, and except as set forth in Schedule 3.28 hereto, the Company is not subject to any investigation, nor has the Company received any written notification within the past two years of any Proceeding alleging or addressing (i) any violation of Environmental Laws, or (ii) any claims or liabilities and costs arising from the release or Threatened release of any Hazardous Materials.  To the Knowledge of the Company, there has been no release of any Hazardous Materials in a reportable quantity under Environmental Laws at, to or from the Real Estate.

           (e)               Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Company, there is not constructed, placed, deposited, stored, disposed or located on the Real Estate any asbestos.

           (f)                Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Company, there is not constructed, placed, deposited, stored, disposed nor located on the Real Estate any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs.

          3.29          Debt Instruments .  Schedule 3.29 is a true, correct and complete list showing the names of the parties and outstanding indebtedness as of the respective dates set forth on Schedule 3.29 under all notes, guarantees, indentures and other obligations for or relating to borrowed money, purchase money debt (including conditional sales contract and capital leases) or covenants not to compete, other than the Mortgages set forth on Schedule 3.22 hereof (the "Debt Instruments "), for which the Company is primarily or secondarily obligated.  The Company has previously delivered to IRET true, complete and correct copies of each of the Debt Instruments.  Except as described in Schedule 3.29 , the Company has performed all of the material obligations required to be performed by it, and is not in material default under any of the provisions of any of the Debt Instruments, and there has not occurred any event which, (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

          3.30          Tenants and Suppliers .  To the Knowledge of the Company, and except in the Ordinary Course of Business, no tenant, subscriber or a group of tenants of the Company has notified the Company on or after September 30, 2002, that the tenant intends to terminate, cancel, limit or modify the tenant's business relationship with the Company, except such terminations, cancellations, limitations or modifications as occur in the Ordinary Course of Business of the Company.  No vendor, supplier, dealer, representative or consultant of the Company which is material to the Company's business operations has notified the Company after September 30, 2002, that it intends to terminate, cancel, limit or modify its business relationship with the Company in any material respect.

         3.31          Stockholder Loans .  Except as set forth in Schedule 3.31, there are no loans, advances or other obligations for borrowed money owing by the Company to the Shareholders as of the date hereof, and no amount shall be owing for such obligations at and upon the Closing.  Except for the Shareholder Guarantees described in Section 5.14, and except as set forth in Schedule 3.31, the Shareholders do not have any claim of any kind against the Company, and no amount shall be owing for such obligations at and upon the Closing.

          3.32          Adequacy of Properties .  The Company owns, leases or otherwise has adequate rights to use all Real Estate and tangible and intangible personal property necessary for the conduct of its Business in the manner in which such Business is presently being conducted with no conflict with or infringement of the rights of others, and none of such property or the rights of the Company thereto is subject to any pending Proceeding, or to the Knowledge of the Company, Threatened, which may result in the revocation, termination, supervision, cancellation or adverse modification of any such property.

          3.33          Absence of Certain Business Practices.  Except as disclosed in Schedule 3.33 , neither the Company nor any Person acting on its behalf has, directly or indirectly, within the past six (6) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or Proceeding, (ii) if not given in the past, might have had an adverse effect on the financial condition, Business or results of operations of the Company, or (iii) if not continued in the future, might adversely affect the financial condition, Business or operations of the Company or which might subject the Company to suit or penalty in any private or governmental litigation or Proceedings.

          3.34          Trade Regulation .  Except as set forth on Schedule 3.34, (i) all of the prices charged by the Company in connection with the marketing, sale or distribution of any products or services have been in compliance with all Applicable Laws and regulations, and (ii) no claims have been communicated or, to the Knowledge of the Company or the Shareholders, threatened in writing against the Company with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any Applicable Laws relating to anti-competitive practices or unfair trade practices of any kind, and to the Knowledge of the Company or the Shareholders, no specific situation, set of facts, or occurrence provides any basis for any such claim against the Company.

          3.35       Representations Regarding the Shareholders.  Except as set forth on Schedule 3.35, the Company represents and warrants to IRET and the Merger Subsidiary that the Shareholders are the lawful owners of 165.496 shares of Company Common Stock, free and clear of all Rights and Encumbrances.

ARTICLE 4

 REPRESENTATIONS AND WARRANTIES OF IRET AND THE MERGER
SUBSIDIARY

           As an inducement for the Company and the Shareholders to enter into this Agreement and consummate the Transactions, IRET and the Merger Subsidiary represent and warrant to the Company and the Shareholders that each and all of the following representations and warranties (as modified by the Schedules and any Supplement delivered by IRET pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.  The Schedules shall be arranged in paragraphs corresponding to the sections and subsections contained in this Article 4.

          4.1              Organization.

           (a)               IRET is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of North Dakota, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.  IRET is duly qualified to transact business as a foreign Person and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on IRET or the Merger Subsidiary, as the case may be.

           (b)               The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.  The Merger Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on IRET or the Merger Subsidiary, as the case may be.

          4.2              Due Authorization.  The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by IRET and the Merger Subsidiary pursuant to this Agreement, and the consummation of the Transactions have been duly and validly authorized by all necessary corporate and other action on the part of IRET and the Merger Subsidiary.  This Agreement and the Ancillary Documents to be executed (and, in the case of the IRET Shares, delivered) by IRET and the Merger Subsidiary pursuant to this Agreement have been, or will be on or before the Effective Time, duly and validly authorized, executed and delivered by IRET and the Merger Subsidiary and the obligations of IRET and the Merger Subsidiary hereunder and thereunder are or will be on or before the Effective Time valid, legally binding and enforceable against IRET and the Merger Subsidiary in accordance with their respective terms.

         4.3              No Breach.  Each of IRET and the Merger Subsidiary has full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform its obligations under this Agreement and the Ancillary Documents to be executed by IRET and/or the Merger Subsidiary, as applicable, pursuant hereto.  The execution and delivery of this Agreement and the Ancillary Documents to be executed by IRET and the Merger Subsidiary pursuant to this Agreement, and the consummation of the Transactions will not: (i) violate any provision of the Organizational  Documents of IRET or the Merger Subsidiary, (ii) violate any Applicable Laws or Injunction applicable to IRET or the Merger Subsidiary, (iii) other than applicable requirements of the Securities Act, the Exchange Act and state securities "blue sky"

 laws, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, appeals or authorizations of any Governmental Body), lease or other Contract to which either IRET or the Merger Subsidiary is a party, or by which either of their respective assets or properties may be bound.

          4.4              Merger Subsidiary.  The Merger Subsidiary is a direct, wholly-owned subsidiary of IRET.

          4.5              Investment Representations.  IRET understands that the Company Common Stock has not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions under Applicable Law.

          4.6              Brokers.  Neither IRET nor the Merger Subsidiary have employed or engaged any broker, finder, agent, investment banker or third party nor have either of them otherwise dealt with anyone purporting to act in the capacity of a finder or broker, in connection with the Transactions.  Any commissions, finder's fees or like charges incurred by IRET or the Merger Subsidiary shall be paid by IRET.

          4.7              Articles of Incorporation and Bylaws.  IRET has previously delivered to the Company a true, complete and correct copy of the Organizational Documents, each as amended to date, of IRET and the Merger Subsidiary.  Such Organizational Documents are in full force and effect.  Neither IRET nor the Merger Subsidiary is in violation of any provision of its Organizational Documents.

          4.8              Capitalization and Issuance of the IRET Shares.  IRET is authorized to issue an unlimited number ofshares of beneficial interest of IRET, no par value per share (the "IRET Shares").  As of September 30, 2002, 31,798,856.917shares of IRET Shares were issued and outstanding, including 10,308,178.1159 limited partnership units of IRET Properties, a North Dakota limited partnership.  Such units are convertible on a one-for-one basis to IRET shares.  IRET does not offer aStock Option Plan, or an Employee Stock Purchase Plan.  All shares of IRET Shares to be issued in connection with the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessible, issued in compliance with all applicable federal and state securities Laws and will be free of all Liens (including preemptive rights), other than restrictions on transfer under state and/or federal securities Laws, those restrictions on transfer and ownership contained in the Declaration of Trust of IRET and those restrictions contained in Section 5.37 of this agreement.

          4.9              SEC Reports.  IRET has filed all forms, reports and documents required to be filed by it with the Commission since May 1, 1987, and has heretofore made available to the Company, in the form filed with the Commission (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended 2002, and (ii) all other forms, reports, registration statements and other documents filed by IRET with the Commission since May 1, 1987 (the forms, reports, registration statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "IRETSEC Reports").  IRET SEC Reports and any other forms, reports and other documents filed by IRET with the Commission after the date of this Agreement (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

          4.10          No Consent Required .  No consent or approval of the holder of the shares of beneficial interest of IRET, and no other Person, is necessary to enter into this Agreement or the documents, instruments and agreements to which IRET is a party or for IRET to consummate the Transactions.

ARTICLE 5

 PERFORMANCE AND COVENANTS PENDING CLOSING

           The Company covenants and agrees that from and after the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 12 hereof:

          5.1              Access to Information.  At the request of IRET, the Company shall, from time to time, give or cause to be given to IRET and/or the Merger Subsidiary and their respective officers, employees, business, environmental, accounting, legal and other representatives, upon reasonable notice to the Company, full access during normal business hours, without undue disruption to the Business of the Company, the properties and assets of and all books, minute books, title papers, records, files, Contracts, insurance policies, environmental records and reports, licenses and documents of every character of the Company relating to the Business, and the Company shall furnish or cause to be furnished to IRET and/or the Merger Subsidiary and their respective officers, employees, business, environmental, accounting, legal and other representatives all of the information with respect to the Company and/or the Company's properties or assets as any of them may reasonably request.  IRET and/or the Merger Subsidiary and their respective officers, employees, business, environmental, accounting, legal and other representatives shall have the authority to interview, as reasonably necessary and without undue disruption to the Business of the Company, all employees, tenants, vendors, suppliers and other Person having relationships with the Company, and the Company shall make such introductions as may be requested; provided, however, that access to tenants and mortgages shall, if at all, be done in a commercially reasonably manner consistent with the best interests of the Company.  In addition, IRET and the Merger Subsidiary may, subject to the conditions stated above, at its sole cost and expense, at any time prior to January 31, 2003, through their respective officers, employees, business, environmental, accounting, legal and other representatives, conduct such investigations and examinations of the properties and assets of the Company as they deem necessary or advisable, and the Company will provide, or cause to be provided, reasonable cooperation to such Persons in such investigations.  IRET and the Merger Subsidiary shall complete their due diligence investigations on or before January 31, 2003 unless a later date is mutually agreed to by the Parties in writing.

          5.2              Conduct of Business.  The Company shall carry on the Business diligently, only in the Ordinary Course of Business and substantially in the same manner as heretofore conducted and will keep and maintain the properties and assets of the Company in reasonable and safe repair and condition consistent with past practices.  The Company shall not make any regulatory filings with any Governmental Body, except in the Ordinary Course of Business or with the prior written consent of IRET (which consent shall not be unreasonably withheld, delayed or conditioned).

          5.3              Encumbrances.  The Company shall not directly or indirectly perform or fail to perform any act which would, with substantial certainty, result in the creation or imposition of any Encumbrance on any of the properties or assets of the Company or otherwise adversely affect the marketability of the Company's title to any of its properties or assets, outside of the Ordinary Course of Business.  Notwithstanding the foregoing, the Company may apply for and complete a loan transaction in the approximate amount of $3,200,000.00 with the Bremer Bank (or a similar lending institution) prior to or upon the Closing.

          5.4              Pay Increases.  Except for normal increases in the Ordinary Course of Business, the Company shall not, without the prior written consent of IRET, grant any increase in the salaries or rate of pay to any of its employees, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement, employment agreement or Benefit Plan for the benefit of any of its employees.

          5.5              Restrictions on New Contracts.  Except as set forth on Schedule 5.5 , and otherwise except with the prior written consent of IRET, which consent shall not be unreasonably withheld, the Company shall not enter into any Contract, incur any Liability, assume, guarantee or otherwise become liable or responsible for any Liability of any other Person, make any loans, advances or capital contributions to any other Person (except for Mortgages and Tenant Leases entered into in the Ordinary Course of Business), or waive any right or enter into any other transaction, in each case other than in the Ordinary Course of Business and consistent with the normal business practices of the Company.

          5.6              Preservation of Business.  The Company shall use reasonable efforts to preserve the business organization of the Company intact, to keep available to IRET the present employees of the Company (other than the Shareholders who will terminate their employment upon and at the Effective Time) and to preserve for IRET the present goodwill and relationship of the Company with its vendors, suppliers, tenants and others having business relationships with the Company.  The foregoing covenant shall not require or imply that the Company or its Shareholders shall be required to provide any advance notification of the transaction, whether required or desirable for (i) conformity with the provisions of any Contract, or (ii) preservation of any business relationship.

          5.7              Payment and Performance of Obligations.  The Company shall timely pay and discharge all invoices, bills and other monetary Liabilities.

          5.8              Restrictions on Sale of Assets.  The Company shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of its material properties or assets, except in the Ordinary Course of Business.

          5.9              Prompt Notice.  The Company shall promptly notify IRET in writing upon becoming aware of any of the following:  (i) any claim, demand or other Proceeding that may be brought, Threatened, asserted or commenced against the Company, its officers or directors, (ii) any changes in the accuracy of the representations and warranties made by the Company in this Agreement, (iii) any Injunction or any complaint praying for an Injunction restraining or enjoining the consummation of the Transactions, or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to restrain or enjoin the consummation of, the Transactions, or to nullify or render ineffective this Agreement or such Transactions, if consummated.

          5.10          Consents.  The Company shall not be required to, and shall make no efforts to, obtain or cause to be obtained any of the consents and approvals of the Persons necessary or desirable for the Parties to consummate the Transactions, including the consents and approvals listed on Schedule 3.4 hereto.  IRET acknowledges and agrees that certain consents are required or desirable under Contracts to which the Company is a party, and to preserve intact certain business relationships of the Company.  IRET hereby irrevocably consents to and assumes the risk of such non-compliance on behalf of itself and the Merger Subsidiary.

          5.11          Copies of Documents .  The Company agrees that as soon as reasonably possible following the execution hereof, they shall furnish or make available to IRET, if not already provided or made available as of the date hereof, a true, complete and accurate copy of each Operating Contract, Mortgage, Tenant Lease and any additional Contract listed on Schedules 3.16, 3.22 and 3.29 hereto.

          5.12          Standstill Covenant .  From the date hereof until the earlier of the Effective Time or January 31, 2003, the Company and the  Shareholders will not, and will not permit their respective representatives, investment bankers, officers, directors, stockholders, employees, agents and Affiliates to, directly or indirectly, (i) solicit, initiate or encourage submission of or any inquiries, proposals or offers by, (ii) enter into, participate in or continue any discussions or negotiations (other than with IRET, the Merger Subsidiary or their Affiliates, agents and representatives) with, (iii) afford any access to the properties, books or records of the Company to, or (iv) otherwise assist, facilitate or encourage, or enter into any Contract (whether written or oral) with, any Person or group (other than IRET, the Merger Subsidiary or their Affiliates, agents and representatives), in connection with any Acquisition Proposal.  In addition, the Company and the Shareholders will not, and will not permit their respective representatives, investment bankers, officers, directors, stockholders, employees, agents and Affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than IRET, the Merger Subsidiary or their Affiliates).  In addition, the Company and the Shareholders will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

          5.13          Accounts Receivable and Payable.  The Company shall not accelerate the collection of its accounts receivable or delay the payments of its accounts payable or other Liabilities, in each case arising out of the operation of the Business in a manner which would be inconsistent with past practice.

          5.14          Shareholder Guarantees .  Schedule 5.14 sets forth a list of guarantees made by the Shareholders to third parties with respect to the Business.  Each of the Parties shall use all reasonable commercial efforts prior to the Closing to cause each of the Shareholders to be released from any and all guarantees, contingent or otherwise, of any kind or nature, made for or on behalf of any of the Companies or in connection with the Business (a " Shareholder Guarantee").  The release of the Shareholder Guarantee(s) shall be evidenced by the return of the original guaranty at the Closing or by the delivery of an irrevocable release executed by the beneficiary of the Shareholder Guarantee.  In the event that the Shareholder releases have not been so released at the Closing, IRET and the Surviving Corporation shall make continuous reasonable commercial efforts to have terminated, extinguished or otherwise released any remaining Shareholder Guarantee(s) (and provide all documents and instruments to evidence such termination, extinguishment or release) and shall defend, indemnify and hold the Shareholders harmless from any Shareholder Guarantee.

          5.15          Insurance.  The Company shall maintain in full force and effect all insurance coverages for the properties and assets of the Company substantially comparable to coverages existing on the date hereof.

          5.16          Filing Reports and Making Payments.  The Company shall timely file all required reports and notices with each and every applicable Governmental Body and timely make all payments due and owing to each such Governmental Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the Transactions.

          5.17          Capital Expenditures .  The Company shall not make any capital expenditures (other than those disclosed to IRET as of the date of this Agreement under any Contract) in excess of $50,000 individually or $500,000 in the aggregate without IRET's prior written consent, which consent shall not be unreasonably withheld.

          5.18          [THIS SECTION INTENTIONALLY OMITTED]

          5.19          Litigation.  From the date hereof and through the Effective Time, the Company will notify IRET in writing of any actions or Proceedings of the type required to be described in Section 3.7 of this Agreement, that, from the time hereof, are, to the Knowledge of the Company, Threatened or commenced against the Company or against any officer, director or employee of the Company relating to the Business or the Company.

          5.20          Notification of Inaccuracy .  The Company agrees to promptly notify IRET in writing of any material inaccuracy made by the Company in this Agreement of which the Company becomes aware prior to the Effective Time and which could result in a Material Adverse Effect with respect to the Company.  IRET agrees to promptly notify the Company in writing of any material inaccuracy made by IRET or the Merger Subsidiary in this Agreement of which IRET becomes aware prior to the Effective Time and which could result in a Material Adverse Effect with respect to IRET or the Merger Subsidiary.  The foregoing shall not limit the ability of the Company to Supplement the Schedules.

          5.21          Shareholders' Agreement .  The Company and the Shareholders shall cause each and all of any Shareholders' Agreements to be terminated immediately prior to the Effective Time.

          5.22          Company Guarantees .  All guarantees made by the Company, contingent or otherwise, of any kind or nature made for or on behalf of the Shareholders, any Affiliate of the Company or any of their respective officers, directors, employees or other representatives shall be indemnified by the Shareholders in accordance with the provisions of Section 9.1(e) of this Agreement.

          5.23          Environmental Audit .  The Company shall permit IRET or any reasonably qualified environmental consultant designated by IRET (the "Environmental Audit Firm") to conduct a Phase I environmental audit, and, if reasonably determined by IRET to be necessary, a Phase II environmental audit (collectively, the "Audit ") of the Real Estate prior to Closing.  Beginning immediately after the execution hereof, the Environmental Audit Firm shall have full and free access to the Real Estate during normal business hours, upon reasonable notice; provided, however , that neither IRET nor the Environmental Audit Firm shall unreasonably interfere with the normal business operations of the Company.  IRET shall pay all fees and expenses of the Environmental Audit Firm.  IRET shall indemnify and hold the Company harmless from, against and in respect of any and all property damage caused by the Environmental Audit Firm.

          5.24          Stockholder Approval .  Except in the event that this Agreement is terminated by the Company in accordance with the provisions of Article 12 of this Agreement, the Shareholders shall vote affirmatively for the approval of this Agreement and the Transactions at any Special Meeting or in connection with any written consent in lieu thereof, and no such affirmative vote or consent shall have been rescinded or otherwise undergone any action which would call into question the approval of the Shareholders of this Agreement, the Ancillary Documents or the Merger.

          5.25          Mortgagee Estoppel Certificates.  [THIS SECTION INTENTIONALLY OMITTED.]

          5.26          Cooperation with Respect to Permits, Licenses and Regulatory Matters.  [THIS SECTION INTENTIONALLY OMITTED.]

          5.27          Termination of Rights with Respect to the Common Stock.

           (a)               In General.  Unless canceled or exercised prior to the Effective Date by the holders thereof, all Rights including warrants and options to purchase Company Common Stock held by any Person shall, by operation of this Agreement, by virtue of the Merger and without further action, be canceled and terminated as of the Effective Date.  The Company shall take all such actions as may be necessary or appropriate to give effect to this Section 5.27 or on or prior to the Effective Date.

           (b)               Deposit with Payment Agent.  Prior to or upon the Closing, the Shareholders shall deposit with the Payment Agent an aggregate amount of cash sufficient to satisfy, when paid, the obligations of principal and interest due to the IRS for the Tax Liens encumbering the Company Common Stock (the "Estate Tax Lien Amount") as described on Schedule 3.35 to this Agreement.  In the alternative, the Shareholders may directly remit full payment of the Estate Tax Lien Amount to the IRS and present a receipt(s) from the IRS at the Closing to evidence the satisfaction of the Estate Tax Lien Amount.

          5.28          Restrictions on Dividends; Changes in Stock.  Without the prior consent of IRET, the Company shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock (a) in excess of $3.2 million in cash, and (b) in excess of approximately $630,000 for estimated Tax payments made on behalf of the Shareholders for the fiscal years 2002 and 2003, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.  Notwithstanding the foregoing, in the event that the distributions to or on behalf of the Shareholders exceed the amounts set forth above, and such amounts are reflected in the Estimated Merger Consideration calculation (by, for example, the debt incurred or accrued to obtain such funds to remit or by the reduction of cash as an asset), then IRET shall not have a remedy under this Agreement or otherwise.

          5.29          Restrictions on Issuance of Securities.  The Company shall not issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or Encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or Convertible Securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than the issuance of shares of Company Common Stock upon the exercise of options to acquire Company Common Stock outstanding on the date of this Agreement and in accordance with the existing terms of such options.

          5.30          Restrictions on Liquidation or Merger, Change of Control.  The Company shall not (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment, performance, vesting or exercisability as a result of a change of control of the Company or its subsidiaries.

          5.31          Restrictions on Acquisitions .  The Company shall not acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any Person, or (ii) any assets other than acquisitions in the Ordinary Course of Business consistent with past practice, which are not material, individually or in the aggregate, to the Company.

          5.32          Restrictions on Accounting Changes.  The Company shall not adopt any change, other than in the Ordinary Course of Business consistent with past practice or as required by Applicable Law, in its accounting policies, procedures or practices.

          5.33          Confidentiality Agreement .  The Parties acknowledge that the Company and IRET previously executed a Non-Disclosure and Non-Use Agreement, dated December 11, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement, to the extent not superseded by this Agreement, shall continue in full force and effect in accordance with its terms; provided that such Confidentiality Agreement shall terminate at the Effective Time.

          5.34          Legal Requirements .  Except as specifically contemplated by this Agreement, each of IRET, the Merger Subsidiary and the Company will, and each of them will cause its subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the Transactions and will promptly cooperate with and furnish information to any Party hereto necessary in connection with any such requirements imposed upon such other Party in connection with the consummation of the Transactions.

          5.35          Tax-Deferred Reorganization .  None of the Parties, either before or after consummation of the Merger, shall take any action that, to the knowledge of such Party, would cause the Merger or the Transactions to fail to constitute a "reorganization" within the meaning of Code Section 368.  No party to this Agreement shall take a position on any return, report or filing inconsistent with this treatment.

          5.36          Company Director and Officer Indemnification.

           (a)               After the Effective Time, and to extent such indemnification and defense is not available pursuant to an applicable policy of insurance, IRET will, and will cause the Surviving Corporation to (i) indemnify, defend and hold harmless the present and former officers directors, employees and agents of the Company (the "Director Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided underApplicable Law or under the Company's Organizational Documents, in each case as in effect on the date hereof, and (ii) advance expenses as incurred by such officers, directors, employees and agents of the Company to the fullest extent permitted under Applicable Law or under the Company's Organizational Documents, in each case as in effect on the date hereof, provided that such indemnification and advancement or expenses shall be subject to any limitation imposed from time to time under Applicable Law.

           (b)               The provisions of this Section 5.36 are intended to be for the benefit of, and shall be enforceable by, each of the Director Indemnified Parties, their heirs and personal representatives.

          5.37          Company Service Mark .  The Company's service mark and domain name described in Schedule 3.14 shall be transferred for consideration to an entity owned and controlled by the Shareholders on or prior to the Closing Date.  IRET and the Merger Subsidiary shall have no right, title, interest or other right with respect to such service mark after the Closing.

          5.38          T. F. James Annuity .  The obligation to Mr. T. F. James, a former shareholder of the Company, in the approximate amount of $575,000 (the "T. F. James Annuity Obligation") shall be remitted by the Company to Mr. T. F. James or his authorized representative on or prior to the Closing.  The Company shall obtain a receipt of full payment and release with respect to such obligation.  In order to facilitate the payment of the T. F. James Annuity Obligation by the Company, the Shareholders shall make an aggregate capital contribution to the Company in the amount necessary for payment of such obligation in full.

          5.39          Life Insurance Policies .

           (a)               T. F. James Life Policies.  The policies described in Schedule 3.10 of this Agreement carried by the Company on the life of Mr. Thomas F. James, a former shareholder of the Company, shall be sold and transferred on or before the Closing Date to James Family Properties, a Minnesota general partnership, for an aggregate amount of $92,327 (the difference between the aggregate cash surrender value of such policies and the aggregate loan taken by the Company against such policies).  After payment of the amount above is made by the purchaser, the Company and its successors shall have no further right, title or interest in or to such policies.

           (b)          Term Life Policies.  To the extent transferable, each of the Shareholders shall have the right to direct the Company to transfer the term life insurance policy covering the requesting Shareholder's life, each of which is set forth in Schedule 3.10 to this Agreement.  The Company shall cooperate fully both before and after the Closing to facilitate the order by transfer of such policy(ies).

ARTICLE 6

 MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

           Unless waived in writing by the Parties, each and every obligation of IRET, the Merger  Subsidiary and the Company to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

          6.1              Proceedings.  There being no (i) Proceedings which have been brought, asserted, commenced or Threatened against IRET, the Merger Subsidiary, the Company and/or the Shareholders by any Person involving or affecting in any way IRET's, the Merger Subsidiary's, the Company's or the Shareholders' consummation of the Transactions, or (ii) Applicable Laws restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the Transactions or which otherwise could reasonably be expected to have a Material Adverse Effect.

          6.2              Consents and Approvals.  IRET and the Company shall have received evidence, in form and substance reasonably satisfactory to the respective counsel for IRET and the

Company that all material consents, waivers, releases, authorizations, approvals, certificates, Permits and franchises of all Persons (including each and every Governmental Body) as may be necessary to consummate the Transactions and for the Surviving Corporation to carry on and continue the operations of the Company as they are now conducted have been obtained.  All consents of a Governmental Body shall be by Final Order; provided, however , that if IRET and the Company waive the condition of Governmental Body consent by Final Order, the parties shall consider the Governmental Body consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement.  "Final Order" means an action or decision of the Governmental Body as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the Governmental Body does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          6.3              Stockholder Approval.  The stockholders of the Company entitled to vote or consent to this Agreement in accordance with the IBCA shall have approved this Agreement and the Transactions without any Dissenting Shares.  Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by the stockholders of the Company as is required by Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code section.

          6.4              Tax-Deferred Reorganization.  The Merger shall qualify as a tax-deferred reorganization within the meaning of Section 368 of the Code.

ARTICLE 7

 ADDITIONAL CONDITIONS PRECEDENT TO IRET'S AND THE MERGER
SUBSIDIARY OBLIGATIONS

           Unless waived by IRET and the Merger Subsidiary in writing, each and every obligation of IRET and the Merger Subsidiary to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

          7.1              Accuracy of Representations and Warranties.  The representations and warranties made by the Company and the Shareholders in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Company or the Shareholders pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

          7.2              Compliance with Covenants and Agreements.  The Company and the Shareholders shall have performed and complied with all of the covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and delivery of the Ancillary Documents specified in Section 2.3(a) hereof, all of which shall be reasonably satisfactory in form and substance to counsel for IRET.

          7.3              No Material Adverse Change.  As of the Effective Time, nothing shall have occurred which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          7.4              Condition of Assets.  The Business assets of the Company (both tangible and intangible) shall be in substantially the same condition as they were on the date hereof, reasonable wear and tear accepted.

          7.5              Judgments; Conduct of Business.  As of the Effective Time, there shall be no material judgments or orders against the  Company or the assets of the Company's Business, nor shall there be any other conditions which could reasonably be expected to materially and adversely interfere with the conduct by IRET or the Surviving Corporation of the Business of the Company after the Effective Time.

          7.6              Approval by Counsel.  All actions, Proceedings, instruments and documents required of the Shareholders to carry out the Transactions and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for IRET, and such counsel shall have been furnished with such certified copies of actions and Proceedings and such other instruments and documents as they shall have reasonably requested.

          7.7              Legal Opinion.  IRET shall have received an opinion from the counsel for the Shareholders and the Company, dated as of the Closing Date, in form and substance satisfactory to IRET in IRET's reasonable commercial discretion.

          7.8              Resignation of Directors and Officers.  All directors and officers of the Company shall have submitted their resignations from the Board effective as of the Effective Time or such Persons shall have otherwise been removed from such position effective as of the Effective Date.

          7.9              Corporate Action.  IRET shall have received a certificate of the Secretary of the Company as to the incumbency and signatures of the officers and directors.

          7.10          Non-Competition Agreements .  [THIS SECTION INTENTIONALLY OMITTED.]

          7.11          Schedule of Transactional Expenses.  [THIS SECTION INTENTIONALLY OMITTED.]

          7.12          Dissenting Stockholders .  None of the Shareholders shall have properly exercised dissenters rights under the IBCA.

ARTICLE 8

 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
COMPANY

           Unless waived by the Company in writing, each and every obligation of the Company to be performed prior to or at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

          8.1              Accuracy of Representations and Warranties.  The representations and warranties made by IRET and the Merger Subsidiary in this Agreement and the Ancillary Documents to be executed and/or delivered by IRET and the Merger Subsidiary pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

          8.2              Compliance with Covenants and Agreements.  Each of IRET and the Merger Subsidiary shall have performed and complied with all of their respective covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing, including the execution and/or delivery of the Ancillary Documents specified in Section 2.3(b) hereof, all of which shall be reasonably satisfactory in form and substance to counsel for the Company.

          8.3              Approval by Counsel.  All actions, Proceedings, instruments and documents required of IRET or the Merger Subsidiary to carry out the Transactions or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company, and such counsel shall have been furnished with such certified copies of actions and Proceedings and such other instruments and documents as they shall have reasonably requested.

          8.4              Legal Opinion.  The Company and the Shareholders shall have received an opinion from the counsel for IRET and the Merger Subsidiary, dated as of the Closing Date, in form and substance satisfactory to the Company in the Company's reasonable commercial discretion.

          8.5              Securities Laws.  IRET shall have made all necessary filings under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and shall have received all authorizations necessary to issue shares of IRET Shares pursuant to this Agreement and the Closing of the Transactions.

          8.6              Release of Shareholder Guarantees.  IRET shall have used its best efforts, including offering its corporate guarantee as substitution, to secure the release of all Shareholder guarantees of Company obligations.

          8.7              Private Letter Ruling.  The Private Letter Ruling issued by the IRS with respect to the transactions contemplated by this Agreement shall continue, in its substance and analysis, to result in the Tax effects of the transactions contemplated by this Agreement, and no change in Applicable Law shall have occurred which would affect such ruling.

ARTICLE 9

 INDEMNIFICATION

          9.1              Indemnification by the Shareholders.  The Company prior to the Closing, and the Shareholders (individually) severally (but not jointly) in accordance with their pro-rata ownership interests in the Company upon and after the Closing Date, hereby covenant and agree to indemnify and hold IRET, its officers, directors, employees, Affiliates, stockholders and agents, and each of their respective heirs, personal representatives, successors and assigns, harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), Liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (individually, a "Loss" and collectively "Losses ") that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each of the following:

           (a)               the breach or falsity of any representation or warranty made by the Company in this Agreement and the Ancillary Documents to be executed and delivered by the Company pursuant hereto and thereto; provided , however, that the Shareholders shall not be required to provide such indemnification for the breach or falsity of any such representation or warranty unless and until IRET, its officers, directors, employees, Affiliates and other representatives shall have sustained cumulative Losses as a result of one or more such breaches or falsities of more than One Hundred Thousand Dollars ($100,000) (the "Basket Amount").  Once the aggregate of Losses exceeds the Basket Amount, the Shareholders shall provide indemnification for all Losses sustained as a result of such breach(es) or falsity(ies) of the applicable representations and warranties in excess, and only in the amount of the excess, of the Basket Amount; and

           (b)               the breach of any covenant or agreement made by the Company in this Agreement, including the documents, instruments and agreements to be executed and delivered by the Company or the Shareholders or their representatives pursuant hereto or thereto; and

           (c)               any claim (i) for severance pay, bonus, unpaid wages or salaries accruing, incurred or triggered by a termination (voluntary or involuntary) of any employee, agent or other representative of the Company at any time prior to the Closing or which arises as a result of the occurrence of the Closing, or (ii) relating to any claim or

Proceeding of any employee of the Company arising from any act, occurrence, or event, the basis of which is dated at any time prior to, or attributable to, the Closing; and

           (d)               any claim relating to any guarantee described in Section 5.22; and

           (e)                any and all Losses arising from Section 10.2(e) of this Agreement.

           Notwithstanding the foregoing, any Loss or aggregate Losses to be indemnified by the Shareholders to IRET (or any Person identified above as an Indemnified Party, including the Merger Subsidiary) under this Agreement shall not exceed twenty percent (20%) of the value of the Merger Consideration.  In the event of any claim of a Loss or Losses by IRET, each Shareholder shall have the irrevocable right and option of transferring IRET Shares received in satisfaction of any such Loss or Losses and such IRET Shares shall be valued at $9.75 per share.

          9.2              Indemnification by IRET.  IRET and the Merger Subsidiary jointly and severally covenant and agree to defend, indemnify and hold each of the Shareholders (individually and collectively), and their respective beneficiaries, heirs, personal representatives and assigns, harmless from, against and in respect of any and all Losses that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each or all of the following:

           (a)               the breach or falsity of any representation or warranty made by IRET or the Merger Subsidiary in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by IRET or the Merger Subsidiary pursuant hereto and thereto; and

           (b)               the breach of any covenant or agreement made by IRET or the Merger Subsidiary in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by IRET or the Merger Subsidiary pursuant hereto or thereto; and

           (c)               any and all Losses arising from, in connection with or incident to the work or investigation done or completed by the Environmental Audit Firm; and

           (d)               any and all Losses arising from, in connection with or incident to any claims made against a Shareholder or Shareholders with respect to any guaranty of Company obligations, or any obligation of the Company; and

           (e)               any claim relating to any Shareholder Guarantee generally described in Section 5.14; and

           (f)                any and all Losses arising from Section 10.2(e) of this Agreement.

           Any claim of indemnification by the Shareholders arising from, in connection with or incident to any Loss or Losses related to a Registration Statement shall be governed solely by Section 10.2(e).

          9.3              Procedure for Indemnification.  In the event a Party, including its officers, directors, employees, Affiliates and other representatives, intends to seek indemnification pursuant to the provisions of Sections 9.1 or 9.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party ") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnified Party because of the indemnification provided for in Section 9.1 or 9.2 hereof, and, if such indemnity shall arise from the claim of a third party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however , that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof.  Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice.  Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within twenty (20) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

           If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding, except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party.  The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law, (ii) the sole relief provided is monetary damages that are paid in full for Losses which are or may be properly applied against the Basket Amount, and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect to such claim or litigation.

           If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder.  The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel.  If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

           If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including reasonable attorneys' fees) of defending the same, the Indemnified Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in Section 9.1(a) hereof, promptly reimburse the Indemnified Party for the amount of such settlement and for all reasonable costs (including reasonable attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in Section 9.1(a) hereof, promptly reimburse the Indemnified Party for the amount of any final nonappealable judgment rendered with respect to any claim by a third party in such litigation and for all costs (including reasonable attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation.

           Each party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim.  The Parties shall cooperate with each other in any notifications to and information requests of any insurers.  No individual representative of any Person, or their respective Affiliates shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.

          9.4              Dispute Resolution.  In the event a dispute arises under this Agreement, except with respect to Article 10 or equitable remedies pursued under this Agreement, such disputes shall be resolved in the manner set forth in this Section 9.4.

           (a)               If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in this Section 9.4, the Parties may invoke the dispute resolution procedure set forth in this Section 9.4 by giving written notice to the other Parties.  The Parties shall enter into discussions concerning this dispute.  If the dispute is not resolved as a result of such discussion in ten (10) days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator  agreed to by the Parties.  If the Parties cannot agree on a mediator within a period of ten (10) days after expiration of the ten (10) day period for resolution by discussion, then any Party may apply to any court of competent jurisdiction for  appointment of a mediator, which appointment shall be binding and nonappealable.  Upon commencement of the mediation process, the Parties shall promptly communicate with respect to a procedure and schedule for the conduct of   the Proceeding and for the exchange of documents and other information related to the dispute.  The mediation process shall be deemed ended if the dispute has not been resolved within thirty (30) days after appointment of the mediator.

           (b)               All claims, disputes or other matters in question among the Parties to this Agreement arising out of or   relating to this Agreement which are not resolved by mediation in accordance with Section 9.4(a) within thirty (30) days after appointment of mediator shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this Section 9.4.  Any arbitration must be held in Minneapolis, Minnesota by a single arbitrator mutually selected by the Parties hereto or, if the Parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by a Party to the adverse Party, an arbitrator selected according to the AAA Rules.  The arbitrator's award shall be final, conclusive and binding upon all Parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction, or in any United States District Court having jurisdiction.  The arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the Parties), with such record constituting the official transcript of such Proceedings.  The Parties specifically desire this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the arbitration laws of any state.

           (c)               The Parties agree and consent that any legal action, suit or Proceeding seeking to enforce this Section 9.4 or to confirm or contest any arbitration award shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and the Parties  agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and irrevocably consent and agree to the jurisdiction of   said courts in any such suit, action or Proceeding.  The Parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of   process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding or arbitration demand, if given or made: (i) according to Applicable Law,

(ii) according to the AAA Rules, (iii) by a Person over the age of eighteen who personally serves such notice or service of process on such Parties, or (iv) by certified mail, return receipt requested, mailed to such Parties, at its respective address set forth in this Agreement.

           (d)          In the event of arbitration filed or instituted among the Parties pursuant to this Section 9.4, the prevailing Party will be entitled to receive from the adverse Party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing Party in connection with that action or Proceeding, whether or not the controversy is reduced to judgment or award.  The prevailing Party will be that Party who is determined by the arbitrator to have prevailed on the major disputed issues.

ARTICLE 10

 REGISTRATION AND SALE OF IRET SHARES

          10.1              Reservation of IRET Shares.  IRET shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of IRET Shares as may be issuable upon consummation of the Merger.

          10.2              Registration of IRET Shares.

          (a)                Registrable Shares.  For purposes of this Agreement, "Registrable Shares" shall mean the shares of IRET Shares issued in the Merger.

          (b)                Required Registration.  IRET shall use its best reasonable commercial efforts (i) to prepare and file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "Registration Statement") within three (3) months, but in any event no later than six (6) months, following the Closing Date, so long as the Shareholders whose Registrable Securities are to be included in the Registration Statement have provided the information necessary for inclusion therein in a timely manner to enable IRET to file the Registration Statement within such period, and (B) to the extent the Company's financial statements are required by Form S-3, (ii) to cause such Registration Statement to be declared effective by the Commission as soon thereafter as possible (but in no event on a date earlier than the date the Shareholders have the capacity to sell, transfer, dispose or otherwise reduce their risk pursuant to the Share Transfer Restriction Agreement set forth as Exhibit C hereto), (iii) to file such amendments or supplements as may be necessary so that the Prospectus contained in the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (iv) to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling holder of Registrable Shares may reasonably request and that would permit or facilitate the sale of all Registrable Shares (provided, however , that IRET shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and in each case IRET will use its reasonable commercial efforts to cause such Registration Statement and all other such registrations, qualifications and compliances to become effective as soon as practicable thereafter.  As soon as necessary after the execution of this Agreement, IRET will provide to the Company a questionnaire setting forth the information that IRET will require from each Shareholder to include such holder's Registrable Shares in the Registration Statement.  If any Shareholder shall fail to furnish such information to IRET within thirty (30) days following the request, IRET may, at its election, either exclude such holder from the Registration Statement or delay the filing of the Registration Statement for up to ten (10) additional days.  IRET may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed sixty (60) days, if IRET has been advised by legal counsel (based on a reasonable interpretation of Applicable Law) that such filing would require the disclosure of a material transaction or other matter and IRET determines reasonably and in good faith that such disclosure would have a Material Adverse Effect on IRET.  The disclosure to any holder of Registrable Shares of any material transaction, or of the existence thereof, pursuant to the preceding sentence shall be held in confidence by such holder until IRET or a third party not under the control of holder has made a public disclosure thereof.

                 (c)               Effectiveness; Delivery of Prospectus; Suspension Right.

          (i)                  IRET will use its best reasonable commercial efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the second anniversary of the date on which the Registration Statement is declared effective by the applicable regulatory entities (the "Registration Effective Period").  As soon as practicable following the effectiveness of the Registration Statement, IRET will furnish to each holder of Registrable Shares such number of copies of the Prospectus contained in the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such shares.

          (ii)                 For any offer or sale of any of the Registrable Shares by a stockholder in a transaction that is not exempt under the Securities Act, the stockholder, in addition to complying with any other federal securities laws, will deliver a copy of the final Prospectus (or amendment of or supplement to such Prospectus) of IRET covering the Registrable Shares in the form furnished to the stockholder by IRET to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

          (iii)               Following the date on which the Registration Statement is first declared effective, the holder of Registrable Shares will be permitted (subject in all cases to Section 10.3 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration

    Statement, provided that the Registration Statement remains effective and has not been suspended.

          (iv)               Notwithstanding any other provision of this Section 10.2 but subject to Section 10.3, IRET shall have the right at any time to require that all holders of Registrable Shares suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of IRET after consultation with counsel, there is or may be in existence material undisclosed information or events with respect to IRET (the "Suspension Right"); provided , however, that IRET shall not be entitled to invoke the Suspension Right unless such right or an equivalent restriction has been imposed on, and is then applicable to, all of IRET's executive officers, directors and other holders of IRET Shares which are registered for resale under the Securities Act.  In the event IRET exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure (including any necessary filings with the Commission) to occur at a time that is not detrimental to IRET and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by IRET (it being understood that IRET will use all reasonably commercial efforts to minimize the duration of the suspension period).  The termination of the Registration Effective Period will extend by one (1) day for each day during which the holders of Registrable Shares suspend further open market offers and sales of Registrable Shares pursuant to the IRET's exercise of the Suspension Right.

          (d)                Expenses.  The costs and expenses to be borne by IRET for purposes of this Section 10.2 shall include, without limitation, printing expenses (including a reasonable number of Prospectuses for circulation by the selling stockholders), legal fees and disbursements of counsel for IRET, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, or any legal fees and disbursements of counsel for the selling stockholders.

                     (e)               Indemnification and Contribution.

          (i)                  To the extent permitted by law, IRET will indemnify and hold harmless each holder of Registrable Shares, any underwriter (as defined in the Securities Act) for such stockholder, its officers, directors, stockholders or partners and each Person, if any, who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses, claims, damages, or Liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):  (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by IRET of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and IRET will pay to each such stockholder (and its officers, directors, stockholders or partners), underwriter or controlling Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, claim, damage, Liability, or action; provided , however, that the indemnity agreement contained in this Section 10.2(e)(i) shall not apply to amounts paid in settlement of any such Loss, claim, damage, Liability, or action if such settlement is effected without the consent of IRET; nor shall IRET be liable in any such case for any such Loss, claim, damage, Liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such stockholder, or (b) a Violation that would not have occurred if such stockholder had delivered to the purchaser the version of the Prospectus most recently provided by IRET to the stockholder as of the date of such sale.

          (ii)                 To the extent permitted by law, each Shareholder will indemnify and hold harmless IRET, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls IRET within the meaning of the Securities Act, any underwriter, any other stockholder selling securities pursuant to the Registration Statement and any controlling Person of any such underwriter or other stockholder, against any Losses, claims, damages, or Liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses, claims, damages, or Liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the stockholder to comply with the Prospectus delivery requirements under the Securities Act, and the failure of the stockholder to deliver the most current Prospectus provided by IRET prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such stockholder expressly for use in the Registration Statement or such Violation is caused by the stockholder's failure to deliver to the purchaser of the stockholder's Registrable Shares a Prospectus (or amendment or supplement thereto) that had been made available to the stockholder by IRET; and each such stockholder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 10.2(e)(ii) in connection with investigating or defending any such Loss, claim, damage, Liability, or action; provided, however, that the indemnity agreement contained in this Section 10.2(e)(ii) shall not apply to amounts paid in settlement of any such Loss, claim, damage, Liability or action if such settlement is effected without the consent of the stockholder, which consent shall not be unreasonably withheld, conditioned or delayed.  The aggregate indemnification Liability of each stockholder under this Section 10.2(e)(ii) shall not exceed the net proceeds received by such stockholder in connection with sale of shares pursuant to the Registration Statement.

          (iii)               Each Indemnified Party shall give notice to the party required to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any `such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10.2 unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv)               To the extent that the indemnification provided for in this Section 10.2(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss, Liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss, Liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Loss, Liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The aggregate contribution Liability of each stockholder under this Section 10.2(e)(iv) shall not exceed the net proceeds received by such stockholder in connection with sale of shares pursuant to the Registration Statement.

          10.3              Procedures for Sale of Shares Under Registration Statement.

          (a)                Notice and Approval.  If any Shareholder shall propose to sell any Registrable Shares pursuant to the Registration Statement, in addition to satisfaction of the requirements set forth in Exhibit C , it shall notify IRET of its intent to do so (including the proposed manner and timing of all sales) at least five (5) full trading days prior to such sale, and the provision of such notice to IRET shall conclusively be deemed to reestablish and reconfirm an agreement by such Shareholder to comply with the registration provisions set forth in this Agreement.  Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Shareholder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice.  IRET may delay the resale by such Shareholder of any Registrable Shares pursuant to the Registration Statement by delivering to such Shareholder a written notification that IRET's Suspension Right has been exercised and is then in effect (the " Suspension Notice "); provided, however, that the Suspension Notice must be delivered within the five (5) trading-day period following receipt of such Shareholder's notice of intent to sell Registrable Shares so long as such notice included a working facsimile number for purposes of delivery of IRET's response.  Upon receipt of the Suspension Notice, such Shareholder shall refrain from selling any Registrable Shares in the open market until his, her or its receipt of a supplemented or amended Prospectus pursuant to Section 10.3(b) below or written notice from IRET that the suspension period has ended and use of the Prospectus previously furnished to such Shareholder may be resumed.

          (b)                Copies of Prospectuses.  Subject to the provisions of this Section 10.3, when a Shareholder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, IRET shall, within two (2) trading days following the request or, in the event that IRET's Suspension Right has been exercised and is then in effect, as soon as practicable following the termination of the suspension period, furnish to such Shareholder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not as of the date of delivery to the Shareholder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          10.4              Limitation on Resale.  The shares of IRET Shares being issued in connection with this Merger are being issued pursuant to exemptions from registration under the Securities Act.  Because such shares of IRET Shares are issued in a transaction not involving a public offering, such securities are "restricted securities" as that term is defined in Rule 144(a)(3) of the Securities Act.  The shares of IRET Shares being issued in connection with the Merger may be resold only as permitted under the Securities Act and the applicable state securities laws pursuant to registration or exemption therefrom.

          10.5              Representations and Warranties.  As a material inducement to IRET to enter into this Agreement and to consummate the Transactions, each Shareholder represents and warrants that:

          (a)                The Shareholder is acquiring the shares of IRET Shares to be issued hereunder for his own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or any rule or regulation thereunder, as amended from time to time.

          (b)                The Shareholder is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940 (the "1940 Act "), as amended, or required to register as such under the 1940 Act.

          (c)                The Shareholder (i) has carefully reviewed the information provided by IRET, (ii) has requested and received such other information, as he or she has deemed relevant, regarding IRET for purposes of evaluating his acquisition of IRET Shares to be issued hereunder, (iii) is aware of the risks associated with an investment in IRET Shares, and (iv) has not received any form of general solicitation or advertising in connection with his decision to acquire IRET Shares hereunder.  The Shareholder has not relied in any way on any information with respect to IRET Shares or IRET generally, other than the representations of IRET contained herein or materials furnished by IRET in writing in connection herewith.

          (d)                The Shareholder acknowledges and understands that (i) the shares of IRET Shares to be issued to him or her hereunder have not been registered under the Securities Act or any state securities laws, (ii) the shares of IRET Shares to be issued to the Shareholder hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless (x) subsequently registered under the Securities Act and applicable state securities laws or (y) there is delivered to IRET an opinion of counsel satisfactory to IRET that such registration is not required, and (iii) IRET will place a restrictive legend on the certificate(s) representing shares of IRET Shares to be issued to the Shareholders hereunder, containing the following language:

The shares represented by this certificate (i) were issued without registration under the Securities Act of 1933, as amended (the "Securities Act") and without registration under applicable state securities laws, in reliance upon exemptions contained in the Securities Act and such laws, and (ii) cannot be sold or otherwise transferred except as permitted under the Securities Act and the applicable state securities laws pursuant to registration or exemption therefrom.  Further, no transfer of these shares or any interest therein may be made except pursuant to effective registration statements under said laws unless this Corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Securities Act, such evidence as it shall request for compliance with that rule.

In addition to the foregoing, during the period of one (1) year from the Effective Date, the certificate(s) shall also bear the restrictive legend set forth in Section 1(b) of Exhibit C hereto.

          (e)                The Shareholder represents that he/she is an "accredited investor" within the meaning of Commission Rule 501(c) under the Securities Act, and (i) is able to bear the economic risks of the acquisition of shares of IRET Shares hereunder and has adequate means of providing for current needs and possible contingencies, (ii) either alone or with his advisors has had the opportunity to ask questions and receive answers concerning IRET and the terms and conditions of the issuance of the shares of IRET Shares hereunder, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which IRET possesses or can acquire without unreasonable effort or expense, and (iii) together with his advisors, if any, has such Knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of this acquisition of shares of IRET Shares, and of making an informed investment decision.

ARTICLE 11

 PERFORMANCE FOLLOWING THE CLOSING DATE

           The following covenants and agreements are to be performed after the Closing by the Parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

          11.1              Further Acts and Assurances.  The Parties agree that, at any time and from time to time, on and after the Effective Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement.  In addition, from and after the Closing Date, IRET will afford to the Shareholders and their attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Company as may reasonably be required in connection with the preparation of financial information or the filing of Tax Returns and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the Transactions.

          11.2              Injunctive Relief.  The Parties agree that the remedy of damages at law for the breach by any Party of any of the covenants contained in Sections 10.2(b), 10.2(c) or 10.2(d) is an inadequate remedy.  In recognition of the irreparable harm that a violation of any of the covenants, agreements or obligations arising under Sections 10.2(b) and 10.2(c) would cause the Shareholders, IRET and the Surviving Corporation agree that in addition to any other remedies or relief afforded by law, an Injunction against an actual or Threatened violation or violations may be issued against IRET and every other Person concerned thereby, without the necessity of posting bond, it being the understanding of the Parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.

          11.3              Guarantees.  In furtherance of the provisions of Section 5.22 hereof, IRET and the Merger Subsidiary shall (i) have a continuing obligation after the Closing to terminate, extinguish or otherwise remove any and all of the guarantees made by the Shareholders on behalf of the Company, and (ii) defend and indemnify the Shareholders with respect to such guarantees in accordance with Article 9 of this Agreement, including Section 9.2.

          11.4              Employee Retention.  From and after the Closing Date, notwithstanding any provision in this Agreement to the contrary, only the following Company employees shall remain as at-will employees:  Charles Wm. James, Richard Kvanbeck, Robert Martin, Anthony J. Oxborough, and Tonia Sikorski.

          11.5              Tax Matters.  The following provisions shall govern the allocation of responsibility as between IRET and the Shareholders for certain Tax matters following the Closing Date:

                 (a)               Tax Returns.

          (i)                  The Shareholders have the exclusive authority and obligation to prepare, execute on behalf of the Company and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date.  Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, Loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed in such Tax Returns; provided, however , that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items.

          (ii)                 Except as provided in Section 11.5(a)(i), IRET shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and/or the Surviving Corporation; provided, however, with respect to Tax Returns to be filed by IRET pursuant to this Section 11.5(a) for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Tax Returns shall be treated in a manner consistent with the past practices with respect to such items.  Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, Loss or credit arising out of the income, properties and operations of the Company and/or the Surviving Corporation shall be reported or disclosed on such Tax Returns.

          (b)                Controversies.  IRET shall promptly notify the Shareholders in writing upon receipt by IRET or any Affiliate of IRET (including the Surviving Corporation after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which the Shareholders may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter ").  The Shareholders, or their duly appointed representative (the "Shareholders' Representative"), at its sole expense, shall have the authority to represent the interests of the Company with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that neither the Shareholders nor any of their Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax Liability of IRET, the Surviving Corporation or any Affiliate of the foregoing for any period ending after the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") that is after the Closing Date, without the prior written consent of IRET.  The Shareholders or the Shareholders' Representative shall keep IRET fully and timely informed with respect to the commencement, status and nature of any Tax Matter.  The Shareholders shall, in good faith, allow IRET, at its sole expense, to make comments to the Shareholders or the Shareholders' Representative, regarding the conduct of or positions taken in any such Proceeding.

          Except as otherwise provided in this Section 11.5(b), IRET shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Company and/or the Surviving Corporation for all taxable periods; provided, however , that IRET shall not, and shall cause its Affiliates (including the Company) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period ending on or prior to the Closing Date without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld.

          (c)                Amended Tax Returns.  Neither the Shareholders nor the Company shall file or cause to be filed any amended Tax Return or claims for refund without the prior written consent of IRET, which consent shall not be unreasonably withheld, delayed or conditioned, except for such amended Tax Returns or claims for refund filed in connection with the resolution of any Tax Matter in accordance with Section 11.5(b).

          (d)                Non-foreign Person Affidavit.  The Shareholders shall furnish to IRET on or before the Closing Date a non-foreign Person affidavit as required by Section 1445 of the Code.

                     (e)               Indemnification.

          (i)                  The Shareholders hereby severally (but not jointly) in accordance with their respective pro-rata interests covenant and agree to indemnify, defend and hold harmless IRET, its Affiliates (including the Company) and the successors to the foregoing (and their respective stockholders, officers, directors, employees and agents) against (i) all Taxes, Losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made with respect to Taxes in this Agreement, including those made pursuant to Section 3.9 to be true and correct as of the Closing Date, (ii) all Taxes imposed on or asserted against the properties, income or operations of the Company for all Pre-Closing Periods to the extent such Taxes have not been fully reserved for on the Closing Balance Sheet, and (iii) all Taxes imposed on the Company, or for which the Company may be liable, as a result of any transaction contemplated by this Agreement, including any Taxes imposed on or incurred by IRET or the Company arising from, in connection with or incident to Section 280G of the Code.  IRET shall promptly give the Shareholders or their respective representatives written notice of all Taxes, Losses, claims and expenses which IRET has reasonably determined may give rise to a right of indemnification under this Section 11.5(e), including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Shareholders to reasonably determine the amount of such required indemnification.

          (ii)                 In the event that IRET fails to notify the Shareholders with respect to a Tax Matter in accordance with the provisions of Section 11.5(b), the Shareholders shall not be obligated to indemnify IRET under Section 11.5(e) to the extent that such failure to notify the Shareholders has a Material Adverse Effect on the Shareholders' ability to defend against such Tax Matter.

          (f)                 Post-Closing Access and Cooperation.  From and after the Closing Date, IRET agrees, and agrees to cause the Company, to permit the Shareholders or the Shareholders' Representative to have reasonable access, during normal business hours, to the Company's books and records, to the extent that such books and records relate to a Pre-Closing Period, and personnel, for the purpose of enabling the Shareholders to:  (i) prepare the Tax Returns specified in Section 11.5(a)(i), (ii) investigate or contest any Tax Matter which the Shareholders have the authority to conduct under Section 11.5(b), and (iii) evaluate any claim for indemnification under Section 11.5(e).

          11.6              Use of T. F. James Name.  IRET and the Merger Subsidiary, on behalf of themselves and their Affiliates, covenant and agree that they shall have no right, title or interest in or to the name "T. F. James" and shall not use or claim any right to use such name, after the

Closing.  In the event the Surviving Corporation or IRET have or acquire any such interest in the name "T. F. James," such right shall be immediately transferred to the Shareholders (or to an entity directed by the Shareholders to receive such right).

          11.7              Post-Closing Audit.  IRET and the Surviving Corporation shall engage and shall be solely obligated for the payment of fees and expenses of Brady, Martz & Associates, P.C. and Olsen, Thielen & Co., Ltd., Certificate Public Accountants (the "Auditor") to conduct an audit of the Company and its subsidiary in accordance with GAAP of the period commencing on October 1, 2002 and ending on the close of business on the Closing Date.  IRET and the Merger Subsidiary acknowledge and agree (without objection) that the Olsen, Thielen & Co., Ltd. shall continue to be engaged after the Closing by the Shareholders and their affiliated entities to perform financial and Tax related services on their behalf, including the filing of the Company's final 1120-S and associated state Tax returns.

          11.8          Payment of Employee Compensation Accruals.  IRET shall cause the Surviving Corporation to remit payment to each employee or former employee of the Company in the amount accrued (or to be accrued pursuant to the Closing) for additional compensation to such employees within two (2) months of the Closing Date.  IRET shall indemnify the Shareholders from any adverse Tax consequences arising from, in connection with or incident to any failure of the Surviving Corporation to remit the accrual payments to such employees within the required period.

ARTICLE 12

 TERMINATION

          12.1              Termination.  This Agreement may be terminated and the Transactions may be abandoned after the date of this Agreement, but not later than the Closing:

           (a)               by mutual written consent of all Parties hereto;

          (b)                by IRET or the Company if any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by the Party seeking to terminate on or before the Closing Date;

          (c)                by IRET if any of the conditions provided for in Article 7 of this Agreement have not been met and have not been waived or deemed waived in writing in accordance with the provisions of this Agreement in writing by IRET on or before the Closing Date;

          (d)                by the Company if any of the conditions provided for in Article 8 of this Agreement have not been met and have not been waived in writing in accordance with the provisions of this Agreement by the Shareholders on or before the Closing Date;

           (e)               by either IRET or the Company if the Closing shall not have occurred on or before April 30, 2003; and

           (f)                by a Party who objects to a Supplement pursuant to Section 13.21.

In the event of termination or abandonment by any Party as provided in this Section 12.1, written notice shall forthwith be given to the other Party and, except as otherwise provided herein, each Party shall pay its own expenses incident to preparation or consummation of this Agreement and the Transactions and no Party shall have any Liability to any other Party hereunder except such Liability as may arise as a result of a breach hereof.

          12.2              Return of Documents and Nondisclosure.  If this Agreement is terminated for any reason pursuant to Section 12.1 hereto, each Party and its counsel shall return all documents and materials which shall have been furnished by or on behalf of the other Party, and all copies thereof, and each Party hereby covenants that it will not Use or Disclose to any Person any Confidential Information about the other Party or any information about the Transactions, except insofar as may be necessary to comply with the requirements of any Governmental Body or Final Order or to assert its rights hereunder.

ARTICLE 13

 MISCELLANEOUS

          13.1              Survival of Representations and Warranties, Covenants and Agreements ..  Each of the representations and warranties of the Parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the Parties hereto pursuant to this Agreement and the Transactions shall survive the Closing of the Transactions and any investigation made by the Parties or their agents for a period of eighteen (18) months after the Closing, after which no claim for indemnification for any misrepresentation, or for the breach of any representation or warranty under this Agreement, may be brought, and no action with respect thereto may be commenced, and no Party shall have any Liability or obligation with respect thereto, unless (i) the Indemnified Party gave written notice to the Indemnifying Party specifying with particularity the misrepresentation or a breach of representation or warranty claimed on or before the expiration of such period, (ii) the claim relates to a breach of any representations or warranties contained in Sections 3.9, 3.10, 3.11, 3.25, 3.33, 4.3, 4.8 and 4.9, in which case the right to indemnification shall survive the Closing for a period of twenty-four (24) months after the Closing, and then expire, or (iii) the claim relates to any representation or warranty in Sections 3.2, 3.5, 3.34, 3.35 or 10.5, in which case the representation or warranty shall survive the Closing for a period of thirty (30) months after the Closing, and then expire.  The covenants and agreements arising from, incident to or in connection with this Agreement shall survive the Closing until the earlier of (x) such covenants and agreements being fully satisfied and require no performance or forbearance, or the Rights of a Party hereto expire on a specific date by the terms hereof, or (y) thirty (30) months after the Closing (and then expire).

          13.2              Preservation of and Access to Records.  IRET shall preserve or cause the Company to preserve all books and records of the Company for a period of six (6) years after the Closing Date; provided, however , IRET may destroy any part or parts of such records upon obtaining written consent of the Shareholders for such destruction, which consent shall not be unreasonably withheld.  Such records shall be made available to the Shareholders and their representatives at all reasonable times during normal business hours of the Company during said six-year period with the right at their expense to make abstracts from and copies thereof.

          13.3              Cooperation.  The Parties hereto shall cooperate with each other in all respects, including using commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement, to the end that the Transactions will be consummated.

          13.4              Public Announcements.  The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the Transactions shall be approved by both IRET and the Company prior to the release of such public announcements, and each Party agrees to cooperate with the other Party as appropriate to comply with all Applicable Laws.  Subsequent to the date of receipt of all consents and approvals of each Governmental Body necessary to consummate this Transaction, IRET may make such announcements and/or advertisements as IRET, in its sole discretion, deems necessary.

          13.5              Notices.  All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each Party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such Party in written notice to each of the other Parties.  All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the Party to whom the same is so given or made:

If to Purchaser	Investors Real Estate Trust
or the Merger	12 South Main Street
Subsidiary:	Minot, North Dakota 58702-1988
Attention: Thomas Wentz, Sr., President and CEO
Thomas Wentz, Jr., Vice President and General Counsel

If to the Company	T. F. James Company
or the Shareholders:	21500 Highway 7, Box 560
Excelsior, Minnesota 55331
Attention: Charles Wm. James
Thomas J. Legierski

With a copy to:	Briggs and Morgan, Professional Association
2400 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
Attention: Michael J. Grimes, Esq.

          13.6             Entire Agreement.  Except for the Confidentiality Agreement, which shall remain in effect to, at and upon the Effective Time, and shall thereupon terminate, this Agreement and the Ancillary Documents to be executed and delivered by the Parties pursuant hereto, contains the entire agreement of the Parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, among the Parties hereto with respect to the subject matter hereof.

          13.7              Remedies.  The respective indemnification obligations of the Parties set forth in Article 9 of this Agreement are the exclusive remedies of the Parties and their successors, assigns, heirs, beneficiaries or others seeking to claim by, through, or on behalf of a Party, under this Agreement (other than pursuant to Article 10 and Section 11.5), and no other remedy or remedies, whether arising under any Applicable Law, common law or otherwise, may be used, asserted or prosecuted in connection with this Agreement and any transaction, occurrence, or omission arising from, in connection with or otherwise based upon this Agreement; provided, however , that all equitable remedies shall remain available and shall not be restricted by any interpretation of this Agreement.

          13.8              Amendments.  No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the Parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the Parties hereto.

       13.9              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any Party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other Parties hereto.  In its sole discretion, IRET may assign its rights in and/or delegate its duties under this Agreement to an Affiliate of IRET.  In the event of such an assignment of rights and/or delegation of duties, all references to IRET in this Agreement shall also be deemed to be references to the Person to which this Agreement is assigned; provided that no such assignment and/or delegation shall relieve IRET of any of its duties or obligations hereunder.

          13.10          Fees and Expenses .  Each Party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the Transactions, including but not limited to fees and disbursements of their respective attorneys, accountants, finders, brokers and investment bankers.

          13.11          Governing Law and Jurisdiction.  This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of comity or conflicts of laws thereof, except for the requirements of the IBCA and the NDBCA which shall take precedence in the interpretation of the requirements of the Parties with respect to the Merger and the respective internal corporate governance of the Parties.  The Parties agree and consent that any legal action, suit or Proceeding seeking to enforce any provision of this Agreement, with the exception of the primacy of Section 9.4 with respect to certain subject matters of this Agreement (which is governed by Section 9.4(c)) shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and the Parties agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or Proceeding.  The Parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding, if given or made (i) according to Applicable Law, (ii) by a Person over the age of 18 who personally served such notice or service of process on such Party, as the case may be, or (iii) by certified mail, return receipt requested, mailed to such Party, as the case may be, at their respective addresses set forth in this Agreement.

          13.12          Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.  The counterparts of this Agreement and all Ancillary Documents may be executed and delivered by facsimile signature by any of the parties to any other party, and the receiving party may rely on the receipt of such document so executed and delivered as if the original had been received.

          13.13          Headings.  The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the Parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.  The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the Parties pursuant hereto.

          13.14          Scope of Agreement .  Unless the context otherwise requires, all references in this Agreement or in any Schedule or Exhibit hereto, to the assets, properties, operations, business, financial statements, employees, books and records, accounts receivable, accounts payable, Contracts or other attributes of the Business of the Company shall mean such items or attributes as they are used in, apply to, or relate to the Business of the Company.

          13.15          Number and Gender .  Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

          13.16          Severability ..  In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the Parties.

          13.17          Parties in Interest .  Except as specifically set forth in Sections 5.36 and 13.19 of this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to the Parties hereto.  Notwithstanding the foregoing, upon and after the Closing, the Shareholders shall have the right to direct action with respect to Article 10 of this Agreement and all correllary and enabling provisions hereunder.

          13.18          Waiver.  The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the Parties pursuant hereto, may be waived only by a written instrument executed by the Party waiving compliance.  Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof.  No failure on the part of a Party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          13.19          Construction ..  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  The words "including," "include" or "includes"shall mean including without limitation.  The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.  With respect to the rights of the Shareholders under this Agreement, the Shareholders shall, upon and after the Closing, have the individual and collective right to assert all rights, defenses, benefits and other interests under this Agreement that could have been asserted by the Company, and each Shareholder shall be deemed to be a successor-in-interest to the Company under this Agreement for the purpose of asserting such rights, defenses, benefits and other interests.  For clarification, and in furtherance of the foregoing, upon and after the Closing, the Shareholders shall be deemed a "Party" to this Agreement.

          13.20          Specific Performance .  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          13.21          Supplementation of Schedules.  The Company, the Shareholders or IRET may elect to deliver a supplement ("Supplement") to one or more of the Schedules and previously delivered to the other in accordance with the procedures set forth in this Section 13.21 as follows:

          (a)                Prior to the Closing Date, any and all Supplements must be in writing and must be delivered to the other Party before the date that is five (5) business days prior to the scheduled Closing Date.  The other Party shall be given the opportunity during the five (5) business days following the delivery of the proposed Supplement to consider that Supplement.  If the recipient does not object to the contents of the Supplement within such period, the Schedule in question shall be deemed amended by the Supplement.  If the recipient objects to a proposed Supplement, the sole remedy of such objecting Party shall be termination of this Agreement in accordance Section 12.1(f) of this Agreement, provided that this limitation of remedies shall only apply if the Supplement was prepared in connection with or was made necessary by a change in circumstance of which the Party proposing the Supplement was unaware from the date of this Agreement to the date of the proposed Supplement; and

          (b)                Any and all Supplements within five (5) business days prior to the scheduled Closing Date must be in writing and delivered to the other Party pursuant to Section 13.5 of this Agreement, and will only be deemed to amend a Schedule with the written consent of the recipient of the Supplement.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative as of the day, month and year first above written.

IRET:                                                                      MERGER SUBSIDIARY:

INVESTORS REAL ESTATE TRUST                  IRET, INC.

By_________________________________                      By________________________________

            Its___________________________                                  Its__________________________

COMPANY::

T. F. JAMES COMPANY

By________________________________

            Its__________________________

_______________________________________

          The Shareholders below execute and deliver this Agreement for the sole purposes of (i) making the representations and warranties set forth in Section 10.5 of this Agreement, and (ii) to covenant the indemnification of IRET and the Merger Subsidiary as set forth in Article 9 hereof:

SHAREHOLDERS:

__/s/Douglas M. James _________________                      _ /s/Judith Scherer___________________
Douglas M. James                                                                Judith Scherer

_/s/Robert R. James    __________________                      _/s/Thomas J. Legierski_______________
Robert R. James                                                                   Thomas J. Legierski

_/s/Charles Wm. James__________________                       /s/Thomas M. James____________ ____
Charles Wm. James                                                              Thomas M. James

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

EXHIBITS AND SCHEDULES

Schedules

2.11(c)             Estimated Merger Consideration
2.16                 Merger Consideration Calculation
3.1                   Due Incorporation
3.2                   Capitalization
3.4                   No Breach
3.5                   Clear Title
3.6                   Condition of Assets
3.7                   Litigation
3.8                   Labor Matters
3.9(a)              Tax Returns
3.9(c)              Other Tax Matters
3.9(c)(i)           Audits or Other Examinations
3.10                 Employee Benefits
3.11                 Guaranties
3.12                 Financial Statements
3.13                 Absence of Certain Developments
3.14                 Intellectual Property
3.15                 Compliance with Laws
3.16                 Operating Contracts
3.17                 Real Estate
3.19                 Books and Records; Bank Accounts
3.20                 Employees
3.21                 Permits
3.22                 Mortgages and Tenant Leases
3.23                 Subsidiaries
3.24                 Insurance
3.25                 Brokers and Finders
3.26                 Relationship with Related Persons
3.27                 Hazardous Materials
3.28                 Other Environmental Matters
3.29                 Debt Instruments
3.31                 Shareholder Loans
3.33                 Absence of Certain Business Practices
3.34                 Trade Regulations
3.35                 Representations Regarding the Shareholders
5.5                   Restrictions on New Contracts
5.14                 Shareholder Guarantees

Exhibits

Exhibit A         Closing Certificate of the Company
Exhibit B          Mutual Release
Exhibit C          Share Transfer Restriction Agreement
Exhibit D         Closing Certificate of IRET and Merger Subsidiary
Exhibit E          Articles of Merger – North Dakota
Exhibit F          Articles of Merger - Iowa
Exhibit G          Articles of Incorporation of Surviving Corporation
Exhibit H         Shareholders of the Company

EXHIBIT A
COMPANY CLOSING CERTIFICATE

          The undersigned, T. F. James Company , an Iowa corporation (the "Company"), hereby certifies to Investors Real Estate Trust, a real estate investment trust organized under the laws of the State of North Dakota ("IRET ") and IRET, Inc., a North Dakota corporation (the "Merger Subsidiary "), pursuant to that certain Agreement and Plan of Reorganization made and entered into as of the [___] day of January, 2003, by and among IRET, the Merger Subsidiary, the Company and the Shareholders of the Company (the "Reorganization Agreement"), as follows:

          1.         All of the representations and warranties made by the Company in the Reorganization Agreement and the Ancillary Documents (as modified by the Schedules and the Supplements thereto) are true and correct in all material respects on and as of the date hereof with the same force and effect as though all such representations and warranties had been made on or given on and as of the date hereof; and

          2.         The Company has performed and/or complied with all of the covenants, agreements and obligations under the Reorganization Agreement and the Ancillary Documents which are to have been performed and complied with by the Company prior to or on the date hereof.

          3.         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement.

[SIGNATURE PAGE FOLLOWS]

A-1

          IN WITNESS WHEREOF, this Company Closing Certificate has been executed as of the ____ day of ______________, 2003.

                                                                                           T. F. JAMES COMPANY

                                                                                           By_________________________________
                                                                                                   Its____________________________

[SIGNATURE PAGE TO COMPANY CLOSING CERTIFICATE]

A-2

EXHIBIT B
MUTUAL RELEASE

          THIS MUTUAL RELEASE is made this [___] day of [______________] , 2003, by the shareholders ("Shareholders") of T. F. James Company , an Iowa corporation (the "Company"), Investors Real Estate Trust , a real estate investment trust organized under the laws of the State of North Dakota ("IRET") and IRET, Inc., a North Dakota corporation (the "Merger Subsidiary"), pursuant to that certain Agreement and Plan of Reorganization made and entered into as of the [___] day of January, 2003, by and among the Shareholders of the Company, IRET and the Merger Subsidiary (the "Reorganization Agreement").

          Each of the Shareholder, the Company, IRET and the Merger Subsidiary  may be collectively referred to herein as the "Parties" and referred to individually as a "Party ."

RECITALS

          A.        The Shareholders are all of the shareholders of the Company;

          B.        The Shareholders have entered into the Reorganization Agreement, pursuant to which the Company will merge with and into the Merger Subsidiary and the shareholders of the Company will convert their equity holdings in the Company into shares of beneficial interest (the functional equivalent of common stock) of IRET; and

          C.        It is a condition precedent to the obligations of the Shareholders, the Company, IRET and the Merger Subsidiary under the Reorganization Agreement that the parties execute and deliver this Mutual Release at the Closing.

AGREEMENT

          NOW, THEREFORE , in consideration of the foregoing Recitals and the mutual promises contained in this Mutual Release and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.         Release of the Shareholders and the Company.  Except as otherwise provided in paragraph 3 below, the IRET and the Merger Subsidiary, acting for themselves, their respective Affiliates, insurers, shareholders, successors and assigns, and each of them, do hereby release and forever discharge the Shareholders, the Company, their respective heirs, personal representatives, successors and assigns, and each of them, from any and all liabilities, claims, demands and causes of action, either in law or in equity, known or unknown, liquidated or unliquidated, which have arisen or may arise out of or are in any way connected with any act, omission, event, occurrence, representation, warranty, failure, default or breach, actual or asserted, of the Shareholders and the Company on or prior to the date of this Mutual Release.

          2.         Release of IRET and the Merger Subsidiary.  Except as otherwise provided in paragraph 3 below, the Shareholders and the Company, acting for themselves, their shareholders and their successors and assigns, and each of them, do hereby release and forever discharge IRET and the Merger Subsidiary, and their respective officers, employees, agents, consultants, successors and assigns, and each of them, from any and all liabilities, claims, demands and causes of action, either in law or in equity, known or unknown, liquidated, or unliquidated, which have arisen or may arise out of or are in any way connected with any act, omission, event, occurrence, representation, warranty, failure, default or breach, actual or asserted, of any one or more of IRET and the Merger Subsidiary on or prior to the date of this Mutual Release.

          3.         Excluded Claims.   This Mutual Release shall not apply to any liabilities, claims, demands or causes of action, either in law or in equity, known or unknown, liquidated or unliquidated, which have arisen or may arise out of or in any way connected with:

          (a)       The obligations and rights arising from, in connection with or incident to the Reorganization Agreement, and any of the Ancillary Documents thereto, which any one or more of the parties hereto ever had, have, or hereafter ever can, shall or may have claim to have, on account of any act, omission, event, occurrence, representation, warranty, failure, default or breach, actual or asserted, of any one or more of the other parties hereto, their respective officers, directors, employees, agents, consultants, successors or assigns, as the case may be, or any of them; and

                    (b)       The obligation of the Company to indemnify its officers and directors to the extent allowed by Applicable Law.

          4.         Governing Law.   The validity, interpretation, and performance of this Mutual Release shall be controlled by and construed under the internal laws of the State of Minnesota, without regard to the principals of comity or the conflicts of laws provisions of any jurisdiction which would result in the application of laws other that those of the State of Minnesota.

          5.         Counterparts and Facsimile Signatures.  This Mutual Release may be executed in one or more counterparts which together constitute one and the entire agreement among the parties with respect to the transactions contemplated hereby.  The counterparts of this Mutual Release may be executed and delivered by one Party to another by telecopy, and the receiving Party may rely on the receipt of such executed instrument as if the original had been received.

          6.         Severability.   Whenever possible, each provision of this Mutual Release will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Mutual Release is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Mutual Release.

          7.         Amendment.  This Mutual Release shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by each of the parties hereto.

          8.         Headings.  The headings herein are for purposes of reference only and shall not otherwise effect the meaning or interpretation of any provision hereof.

          9.         Definitions.  Any capitalized term or phrase used but not defined herein shall have the meanings set forth in the Reorganization Agreement.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release as of the day, month and year first above written.

IRET:                                                                       MERGER SUBSIDIARY:

INVESTORS REAL ESTATE TRUST                  IRET, INC.

By_________________________________                      By________________________________
            Its___________________________                                  Its__________________________

COMPANY::                                                          SHAREHOLDERS;

T. F. JAMES COMPANY

                                                                                 _/s/Douglas M. James _________________
 By________________________________            Douglas M. James
            Its__________________________
                                                                                 _/s/Robert R. James __________________
                                                                                Robert R. James

                                                                                 _/s/Charles Wm. James________________
                                                                                Charles Wm. James

                                                                                 _/s/Judith Scherer ____________________
                                                                                 Judith Scherer

                                                                                 _/s/Thomas M. James_________________
                                                                                 Thomas M. James

                                                                                _ /s/Thomas J. Legierski__  ____________
                                                                                Thomas J. Legierski

[SIGNATURE PAGE TO MUTUAL RELEASE]

EXHIBIT C
SHARE TRANSFER RESTRICTION AGREEMENT

          THIS SHARE TRANSFER RESTRICTION AGREEMENT ("Agreement") is made and entered into as of this 31st day of January, 2003, by and between [NAME OF T. F. JAMES SHAREHOLDER TO BE INSERTED] (the "Shareholder"), and Investors Real Estate Trust, a real estate investment trust organized under the laws of the state of North Dakota ("IRET").

RECITALS

          A.        This Agreement is entered into in connection with and upon the Closing of that certain Agreement and Plan of Reorganization dated January [___] , 2003 (the "Reorganization Agreement"), by and among IRET, IRET, Inc., a North Dakota corporation and a wholly-owned first-tier subsidiary of IRET, and T. F. James Company, an Iowa corporation (the "Company ").

          B.        Pursuant to Section 2.11 of the Reorganization Agreement, IRET will issue shares of beneficial interest in IRET (the "IRET Shares") to each of the shareholders of the Company (the "Shareholders") in partial exchange of the Shareholders' ownership interests in the Company.

          C.        The Shareholders are required under the provisions of Section 2.3(a) of the Reorganization Agreement to execute and deliver this Agreement at and upon the Closing of the Reorganization Agreement.

          D.        This Agreement sets forth the understanding between IRET and the Shareholder regarding the terms and conditions, including certain restrictions and limitations, on the transfer and Encumbrance of the IRET Shares held by the Shareholder.

AGREEMENT

          In consideration of the foregoing Recitals, each of which is hereby incorporated by reference herein as an essential term hereof, the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IRET and the Shareholder agree as follows:

          1.         General Transfer Restrictions and Limitations.  In addition to all of the terms and conditions contained on the date hereof in the Second Restated Declaration of Trust of IRET dated February 10, 1999, the following terms and conditions shall apply to all IRET Shares received by the Shareholder:

          (a)       Other than the Shareholder's right to transfer IRET Shares in satisfaction of a claim under Section 9.1 of the Reorganization Agreement, notwithstanding any other covenant or understanding set forth herein or in the

Reorganization Agreement, for a period of one (1) year after the Effective Time (the "Restriction Period"), the IRET Shares shall not be sold, assigned, pledged, or otherwise transferred except in accordance with this Agreement.

                    (b)       Each certificate representing the IRET Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND CANNOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR A PERIOD OF ONE (1) YEAR FROM THE ISSUANCE DATE HEREOF, EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN SHARE TRANSFER RESTRICTION AGREEMENT DATED ________________________."

          (c)       Immediately upon the termination of the Restriction Period, IRET shall cause and facilitate the legend set forth above to be removed from all certificates representing the IRET Shares held by the Shareholder.

          2.         Transfer Procedure among Family Members.  In the event the Shareholder desires to transfer IRET Shares to an immediate family member (consisting of spouse, children or grandchildren or entity composed solely of immediately family members) ("Immediate Family Member") during the Restriction Period, the Shareholder may do so only upon advance written notice to IRET and in conformity with the provisions below.  Any transfer of IRET Shares during the Restriction Period from the Shareholder to an Immediate Family Member shall be allowed subject to the following requirements:

          (a)       An Immediate Family Member who is a natural person shall consist solely of a spouse, child or other issue of a child as those terms are defined by the Uniform Probate Code, as adopted and as amended from time to time by the state of Minnesota;

          (b)       Any transfer notification by the Shareholder shall be made in writing to IRET at least ten (10) business days prior to any transfer;

          (c)       As part of any transfer notification, the Shareholder shall (i) represent and warrant to IRET that the intended transferee is an Immediate Family Member, and (ii) submit a completed and signed IRS W-9 form reasonably acceptable to IRET;

          (d)       The transferee identified by the Shareholder shall affirmatively agree to be bound by all terms and conditions of this Agreement;

          (e)       No transfer shall be complete until IRET has received the Shareholder's original IRET Share certificate for cancellation and reissue pursuant to the terms of the transfer.  In the event the Shareholder's original IRET Share certificate has been lost, stolen or destroyed, an affidavit to such effect, along with a customary indemnity agreement and bond, shall also be submitted by the Shareholder.  In the event the IRET Shares are held in book entry, this requirement shall not apply.

3.         Miscellaneous .

          (a)       Notices ..  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally recognized overnight express delivery service, by U.S. registered or certified mail, return receipt requested, postage prepaid, or by electronic "fax" transfer with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

            If to the Shareholder:    [NAME/ADDRESS OF SHAREHOLDER]

            With a copy to:            Michael J. Grimes, Esq.
                                               Briggs and Morgan, P.A.
                                               2400 IDS Center
                                                 80 South Eighth Street
                                                 Minneapolis, Minnesota  55402
                                                 Phone:  (612) 334-8492
                                                 Fax:  (612) 334-8650

            If to IRET:                  Investors Real Estate Trust
                                              Attn: General Counsel
                                              PO Box 1988, 12 South Main, Suite 100
                                              Minot, North Dakota 58701
                                              Phone: (701) 837-4738
                                              Fax: (701) 838-7785

          Such notices shall be deemed received (i) on the date of delivery, if delivered by hand, (ii) the date tendered to such overnight express delivery service if sent by overnight delivery service, (iii) on the date received if mailed, or (iv) on the date of transmission and receipt, if sent by electronic "fax" transfer device.

          (b)       Governing Law; Headings; Rules of Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota, without reference to the conflicts of laws or choice of law provisions thereof.  The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.  All references herein to the singular shall include the plural, and vice versa.  The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

          (c)       No Waiver ..  Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

          (d)       Entire Agreement.  Except for the provisions of the Reorganization Agreement pertaining to the subject matter of this Agreement, this Agreement contains the entire agreement of the parties hereto with respect to the IRET Shares, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

          (e)       Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, grantees and assigns.

          (f)        Amendments ..  No amendment to this Agreement shall be binding on any of the parties hereof unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

          (g)       Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.  The counterparts of this Agreement and any notice hereunder may be executed and delivered by facsimile signature by either of the parties to the other party, and the receiving party may rely on the receipt of such document as if the original had been received.

          (h)       Severability ..  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all Applicable Laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

                                                          ___________________________________________
                                                          [NAME OF SHAREHOLDER TO BE INSERTED]

                                                          INVESTORS REAL ESTATE TRUST

                                                          By___/s/Thomas A. Wentz, Jr____________________
                                                                     Thomas A. Wentz, Jr.
                                                                     Its Trustee and Vice President

[SIGNATURE PAGE TO SHARE TRANSFER RESTRICTION AGREEMENT]

EXHIBIT D
CLOSING CERTIFICATE OF IRET AND MERGER SUBSIDIARY

          The undersigned, Investors Real Estate Trust, a real estate investment trust organized under the laws of the state of North Dakota ("IRET") and IRET, Inc., a North Dakota corporation and wholly-owned first-tier subsidiary of IRET (the "Merger Subsidiary") hereby certify to the Company and the Shareholders pursuant to that certain Agreement and Plan of Reorganization made and entered into as of the [___] day of January, 2003, by and among the IRET, the Merger Subsidiary, T. F. James Company, an Iowa corporation (the " Company") and the Shareholders set forth therein (the "Reorganization Agreement"), as follows:

          1.         All of the representations and warranties made by IRET and the Merger Subsidiary in the Reorganization Agreement and the Ancillary Documents (as modified by the Schedules and the Supplements thereto) are true and correct in all material respects at and as of the date hereof with the same force and effect as though all such representations and warranties had been made on or given on and as of the date hereof; and

          2.         IRET and the Merger Subsidiary have performed and/or complied with all of their respective covenants, agreements, and obligations under the Reorganization Agreement and the Ancillary Documents which are to have been performed and complied with by them prior to or on the date hereof.

          3.         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement.

[SIGNATURE PAGE FOLLOWS]

D-1

          IN WITNESS WHEREOF, IRET and the Merger Subsidiary, by their authorized representatives, have executed this Closing Certificate as of the ____ day of _________________, 2003.

                                                                                 INVESTORS REAL ESTATE TRUST

                                                                                 By__________________________________
                                                                                       Its________________________________

                                                                                 IRET, Inc.

                                                                                 By__________________________________
                                                                                       Its________________________________

[SIGNATURE PAGE TO CLOSING CERTIFICATE OF IRET AND MERGER SUBSIDIARY]

D-2

EXHIBIT E
ARTICLES OF MERGER (NORTH DAKOTA)
ARTICLES OF MERGER
OF
IRET, INC.
(a North Dakota Corporation)
AND
T. F. JAMES COMPANY
(an Iowa corporation)

To the Secretary of State
State of North Dakota

          Pursuant to the provisions of Chapter 10-19.1, North Dakota Century Code governing the merger of a domestic business corporation into a foreign business corporation, the corporations hereinafter named do hereby submit the following Articles of Merger.

          1.         The names of the merging corporations are IRET, Inc., which is a business corporation organized under the laws of the State of North Dakota, and which is subject to the provisions of Chapter 10-19.1, North Dakota Century Code, and T. F. James Company, which is a business corporation organized under the laws of the State of Iowa.

          2.         Annexed hereto and made a part hereof is the Plan of Merger for merging T. F. James Company with and into IRET, Inc., as set forth in a resolution approved by the affirmative vote of at least a majority of the Shareholders of T. F. James Company.

          3.         The Plan of Merger has been approved by each corporation pursuant to Chapter 10-19.1, North Dakota Century Code.

          4.         The laws of the jurisdiction of organization of T. F. James Company permit the merger of a business corporation of another jurisdiction with and into a business corporation the jurisdiction of organization of T. F. James Company; and the merger of T. F. James Company with and into IRET, Inc. is in compliance with the laws of the jurisdiction of organization of Iowa.

          5.         IRET, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the laws of North Dakota, the jurisdiction of its organization.

          6.         IRET, Inc. does hereby agree that it may be served with process in the State of North Dakota in a proceeding for the enforcement of an obligation of T. F. James Company and IRET, Inc. and in a proceeding for the enforcement of the rights of a dissenting shareholder of T. F. James Company and IRET, Inc.; does hereby irrevocably appoint the Secretary of State of the State of North Dakota as its agent to accept service of process in any proceeding and the address to which process may be forwarded shall be its registered agent (Corporation Service Company, 316 North Fifth Street, P.O. Box 1695, Bismarck, ND 58502); and does hereby agree that it will promptly pay to the dissenting shareholders of T. F. James Company the amount, if any, to which they are entitled under the provisions of Section 10-19.1-88, North Dakota Century Code with respect to the rights of dissenting shareholders.

          7.         An address to which process may be forwarded is:

                                 IRET, Inc.
                                 Attn: General Counsel
                                 P.O. Box 1988
                                  12 South Main, Suite 100
                                 Minot, North Dakota 58701

          8.         The merger of T. F. James Company with and into IRET, Inc. shall become effective in the State of North Dakota on February 1, 2003 at 12:01 a.m..

[SIGNATURE PAGE FOLLOWS]

          We the undersigned, by virtue of the authority vested in us, have read the foregoing articles of merger, know the contents thereof, and verily believe the statements made therein to be true.

Executed on January ___, 2003.                      IRET, INC.

                                                                       By__________________________________
                                                                                 Its____________________________

Executed on January ___, 2003.                      T. F. JAMES COMPANY

                                                                       By__________________________________
                                                                                 Its____________________________

[SIGNATURE PAGE TO ARTICLES OF MERGER (NORTH DAKOTA)]

PLAN OF MERGER

          PLAN OF MERGER approved on [____________________], 20[____] by IRET, Inc., which is a business corporation organized under the laws of the State of North Dakota, and which is subject to the provisions of Chapter 10-19.1, North Dakota Century Code, and by resolution adopted by the affirmative vote of at least a majority of its Board of Directors on said date, and approved on [____________________], 20[____] by T. F. James Company, which is a business corporation organized under the laws of the State of Iowa, and by resolution adopted by its Shareholders of said date.

          1.         IRET, Inc. and T. F. James Company shall, pursuant to the provisions of Chapter 10-19.1, North Dakota Century Code and the provisions of the Iowa Business Corporation Act, be merged with and into a single corporation, to wit, IRET, Inc., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of Chapter 10-19.1 of the North Dakota Century Code.  The separate existence of T. F. James Company, which is sometimes hereinafter referred to as the "terminating corporation," shall cease upon the effective date of the merger in accordance with the provisions of the Iowa Business Corporation Act.

          2.         The Articles of Incorporation of the surviving corporation upon the effective date of the merger in the State of North Dakota shall be the Articles of Incorporation of said surviving corporation, and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the North Dakota Business Corporation Act.

          3.         The bylaws of the surviving corporation as in force and effect upon the effective date of the merger shall continue to be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the North Dakota Business Corporation Act.

          4.         The directors and officers in office of the surviving corporation upon the effective date of the merger shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

          5.         Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into [________________] shares of the surviving corporation.

          6.         In the event that the merger of the terminating corporation with and into the surviving corporation shall have been fully authorized in accordance with the provisions of Chapter 10-19.1, North Dakota Century Code and in accordance with the provisions of the Iowa Business Corporation Act, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of

North Dakota and of the State of Iowa, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          7.         The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, executed, deliver, file, and /or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

EXHIBIT F
ARTICLES OF MERGER (IOWA)
ARTICLES OF MERGER
OF
T. F. JAMES COMPANY
(an Iowa Corporation)
AND
IRET, INC.
(A North Dakota Corporation)

To the Secretary of State
State of Iowa

          Pursuant to the provisions of the Iowa Business Corporation Act, the domestic business corporation and the foreign business corporation hereinafter named do hereby submit the following Articles of Merger.

          1.         Annexed hereto and made a part hereof is the Plan of Merger for merging T. F. James Company with and into IRET, Inc. as adopted by resolution adopted at a meeting by the Shareholders of T. F. James Company on [_____________________] and by resolution adopted at a meeting by the Board of Directors of IRET, Inc. on [_____________________].

          2.         In respect of T. F. James Company, the designation, the number of outstanding shares, and the number of votes entitled to be cast by the sole voting group entitled to vote on the Plan of Merger herein provided for, are as follows:

          (a)       Designation of shares of voting group:  Common Stock

          (b)       Number of outstanding shares of voting group:  165.496 Shares

          (c)       Number of votes of voting group entitled to be cast on the Plan of Merger:  165.496

          3.         In respect of T. F. James, the total number of votes cast for and against the Plan of Merger herein provided for by the sole voting group entitled to vote separately on the said Plan of Merger is as follows:

          (a)       Designation of shares of voting group:  Common Stock

          (b)       Number of votes of voting group cast for the Plan of Merger:  165.496

          (c)       Number of votes of voting group cast against the Plan of Merger:  -0-

          3.         The said number of votes cast for the said merger was sufficient for the approval thereof by the said voting group.

          4.         The merger of T. F. James Company with and into IRET, Inc. is permitted by the laws of the jurisdiction of organization of IRET, Inc. and has been authorized in compliance with said laws.

          5.         The effective time and date in the State of Iowa of the merger herein provided for shall be upon filing on February 1, 2003 at 12:01 a.m.

[SIGNATURE PAGE FOLLOWS]

Executed on January ___, 2003.                      T. F. JAMES COMPANY

                                                                        By__________________________________
                                                                                 Its____________________________

Executed on January ___, 2003.                      IRET, INC.

                                                                        By__________________________________
                                                                                 Its____________________________

[SIGNATURE PAGE TO ARTICLES OF MERGER (IOWA)]

PLAN OF MERGER

          PLAN OF MERGER adopted by T. F. James Company, a business corporation organized under the laws of the State of Iowa, by resolution of its Shareholders on [_____________________] , and adopted by IRET, Inc., a business corporation organized under the laws of the State of North Dakota, by resolution of its Board of Directors on [_____________________].

          1.         T. F. James Company and IRET, Inc. shall, pursuant to the provisions of the Iowa Business Corporation Act and the provisions of the laws of the jurisdiction of organization of IRET, Inc., be merged with and into a single corporation, to wit, IRET, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization.  The separate existence of T. F. James Company, which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease at the effective time and date of the merger in accordance with the provisions of the Iowa Business Corporation Act.

          2.         The articles of incorporation of the surviving corporation at the effective time and date of the merger in the jurisdiction of its organization shall be the articles of incorporation of said surviving corporation; and said articles of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

          3.         The bylaws of the surviving corporation at the effective time and date of the merger in the jurisdiction of its organization will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

          4.         The directors and officers in office of the surviving corporation at the effective time and date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

          5.         Each issued share of the non-surviving corporation immediately prior to the effective time and date of the merger shall be converted into [_____________________] shares of the surviving corporation.  The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective date and time of the merger shall continue to represent one issued share of the surviving corporation.

          6.         The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Iowa Business Corporation Act, and the merger of the non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

          7.         In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by the provisions of the Iowa Business Corporation Act, and in the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Iowa and of the State of North Dakota, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          8.         The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

EXHIBIT G
ARTICLES OF INCORPORATION
OF
SURVIVING CORPORATION

          I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the North Dakota Business Corporation act, adopt the following Articles of Incorporation for such corporation:
Article 1.      The name of the corporation shall be IRET, INC.

Article 2.      The purposes for which the corporation is organized are:

(1)	to be a "Qualified REIT Subsidiary" of Investors Real Estate Trust, a North Dakota Business Trust, pursuant to Section 856(i) of the Internal Revenue Code.
(2)	to act as the sole general partner of IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP; and,
(3)	to conduct all related business activities as shall be authorized by its sole shareholder and shall be in conformity with applicable provisions of the Internal Revenue Code dealing with Real Estate Investment Trusts as from time to time amended.

Article 3.      The aggregate number of share which the corporation shall have authority to issue is 50,000 shares of $1.00 par value per share.
Article 4.      The names and addresses of the original officers and directors are as follows:

Name and Address	Office Held
Roger R. Odell 12 South Main Minot, ND 58701	President and Director
Thomas A. Wentz, Sr. 12 South Main Minot, ND 58701	Vice President

Name and Address	Office Held
Timothy P. Mihalick 12 South Main Minot, ND 58701	Secretary
Ralph A. Christensen 224 Souris Drive Minot, ND 58701	Chairman of the Board and Director
Mike F. Dolan 310 NW 17th Minot, ND 5870	Vice-Chairman of the Board and Director
Jeff L. Miller 9 Parkway Minot, ND 58701	Vice-Chairman of the Board and Director
C. Morris Anderson 1901 North Broadway Minot, ND 58701	Director
John D. Decker 1201 Glacial Drive Minot, ND 58701	Director
J. Norman Ellison, Jr. 203 7th Avenue SW Minot, ND 58701	Director
Daniel L. Feist 1111 Robert St. Minot, ND 58701	Director
Patrick G. Jones 17 Vista Drive Minot, ND 58701	Director
Thomas A. Wentz, Jr. 713 1st Avenue SE Minot, ND 58701	Director

Article 5.      The address of the initial registered agent for the corporation is 12 South Main, Minot, ND 58701; the name of its initial registered agent at that address is Odell-Wentz and Associates, L.L.C., a North Dakota Limited Liability Company.

Article 6.      The name and address of the incorporator is Thomas A. Wentz, Sr., 12 South Main, Minot, ND 58701.
Dated this 15th day of January, 1997.

/S/ Thomas A. Wentz, Sr.
Thomas A. Wentz, Sr.

REGISTERED AGENT'S CONSENT

          I, THOMAS A. WENTZ, SR., declare that I am the Vice President of Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, registered agent named in these Articles of Incorporation, and that said Company consents to serve in such capacity.

Dated this 15th day of January, 1997.

ODELL-WENTZ & ASSOCIATES, L.L.C.
/S/ Thomas A. Wentz., Sr.
Thomas A. Wentz, Sr., Vice-President

EXHIBIT H
SHAREHOLDERS OF THE COMPANY

Shareholder	Number of Shares Owned	Percentage of Shares Owned
Douglas M. James	28.0992	16.979%
Robert R. James	28.0992	16.979%
Charles Wm. James	28.0992	16.979%
Judith James Scherer	28.0992	16.979%
Thomas M. James	28.0992	16.979%
Thomas J. Legierski	25.0000	15.106%

Total:	165.496	100%

H-1